UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

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Kinsale Capital Group, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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2221 Edward Holland Drive
Suite 600
Richmond, VA 23230

April [●], 2018
Dear Stockholder:
We cordially invite you to attend Kinsale Capital Group, Inc.’s Annual Meeting of Stockholders. The meeting will be held at The Commonwealth Club, 401 W. Franklin Street, Richmond, VA 23220 at 10:30 A.M., Eastern Time, on May 24, 2018.
Details regarding admission to the Annual Meeting and the business to be conducted at the Annual Meeting are described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.
Your vote is important. At the meeting, stockholders will vote on a number of important matters. Please take the time to carefully read each of the proposals described in the attached Proxy Statement.
Thank you for your support of Kinsale Capital Group, Inc.
Sincerely,

Michael P. Kehoe
President and Chief Executive Officer

2221 Edward Holland Drive, Suite 600
Richmond, VA 23230
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Time and Date	10:30 A.M., Eastern Time, on May 24, 2018

Place	The Commonwealth Club, 401 W. Franklin Street, Richmond, VA 23220

Items of Business
1. To amend our Amended and Restated Certificate of Incorporation to declassify our board of directors and make other ministerial changes;

2. To elect the seven directors identified in the accompanying proxy statement to serve a one-year term until the 2019 Annual Meeting of Stockholders if Proposal 1 to declassify our board is approved;

3. To elect the two directors identified in the accompanying proxy statement as Class II directors to serve for a three-year term if Proposal 1 to declassify our board is not approved;

4. To hold an advisory vote on executive compensation;

5. To hold an advisory vote on the frequency of holding an advisory vote on executive compensation;

6. To ratify the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year 2018; and

7. To transact any other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

Record Date	You are entitled to vote at the Annual Meeting and at any adjournment or postponement thereof if you were a holder of shares of our common stock of record at the close of business on March 26, 2018.

Voting
Your vote is very important. Whether or not you plan to attend the Annual Meeting, we encourage you to read this Proxy Statement and submit your proxy or voting instructions as soon as possible. If you are a stockholder of record, you may vote via the internet at http://www.envisionreports.com/KNSL, or, if you have received a printed copy of these proxy materials by mail, you may vote by phone or by signing, dating, and returning your proxy card in the prepaid envelope provided. If you are a beneficial owner, you should follow the voting instructions provided by your broker, bank or other intermediary.

Internet Availability of Proxy Materials
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on May 24, 2018. Kinsale Capital Group, Inc.’s Proxy Statement and 2018 Annual Report to Stockholders are available at: http://www.edocumentview.com/KNSL.

By Order of the Board of Directors,
April [●], 2018	/s/ Amanda Viol
Richmond, Virginia	Amanda Viol
Secretary

2221 Edward Holland Drive
Suite 600
Richmond, VA 23230

PROXY STATEMENT
The Board of Directors of Kinsale Capital Group, Inc. (the “Company,” “we,” “us” or “our”) is soliciting your proxy to vote at the 2018 Annual Meeting of Stockholders to be held at 10:30 A.M., Eastern Time, on May 24, 2018, and any adjournment or postponement of that meeting (the “Annual Meeting”). The Annual Meeting will be held at The Commonwealth Club, 401 W. Franklin Street, Richmond, VA 23220. A Notice of Internet Availability of Proxy Materials (the “Proxy Notice”), containing instructions on how to access this Proxy Statement and our Annual Report to Shareholders (the "Annual Report") online, was mailed to stockholders on or about April [●], 2018. On that date, we also began mailing a full set of proxy materials to those stockholders who had previously requested paper copies of our proxy materials.
If you received the Proxy Notice by mail, you will not automatically receive a printed copy of the proxy materials or the Annual Report to Shareholders. Instead, the Proxy Notice instructs you how you may access this information online and instructs you how you may submit your proxy. If you would like to receive a printed copy of our proxy materials, including our Annual Report, you should follow the instructions for requesting such materials included in the Proxy Notice.
QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS
AND THE ANNUAL MEETING
Why am I receiving these materials?
We are providing these proxy materials to you in connection with the solicitation, by our board of directors, of proxies to be voted at our Annual Meeting and at any adjournment or postponement thereof. You are receiving this Proxy Statement because you were a Company stockholder as of the close of business on the Record Date. This Proxy Statement provides notice of the Annual Meeting, describes the proposals presented for stockholder action and includes information required to be disclosed to stockholders.
How do I obtain electronic access to the Annual Report and proxy materials?
This Proxy Statement and Annual Report are available at http://www.edocumentview.com/KNSL. If you are a stockholder of record, you may elect to receive future annual reports or proxy statements electronically by so indicating on our proxy voting website at http://www.envisionreports.com/KNSL or on your proxy card. If you hold your shares in “street name,” you should contact your broker, bank or other intermediary for information regarding electronic delivery of proxy materials.
An election to receive proxy materials electronically will remain in effect for all future annual meetings unless revoked. Stockholders requesting electronic delivery may incur costs, such as telephone and internet access charges, that must be borne by the stockholder.
What proposals will be voted on at the Annual Meeting?
There are six proposals scheduled to be voted on at the Annual Meeting:

•	Proposal 1: To amend our Amended and Restated Certificate of Incorporation to declassify our board of directors and make other ministerial changes;

•	Proposal 2: To elect the seven directors identified in this Proxy Statement to serve until the 2019 Annual Meeting of Stockholders if Proposal 1 to declassify our board is approved;

•	Proposal 3: To elect the two directors identified in this Proxy Statement as Class II directors to serve for a three-year term if Proposal 1 to declassify the board is not approved;

•	Proposal 4: To hold an advisory vote on executive compensation;

•	Proposal 5: To hold an advisory vote on the frequency of holding an advisory vote on executive compensation

•	Proposal 6: To ratify the appointment of KPMG LLP as our independent registered public accounting firm for fiscal year 2018; and

•	Such other business as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.
What is the board of directors’ voting recommendation?
Our board of directors recommends that you vote your shares:

•	“FOR” the amendment to our Amended and Restated Certificate of Incorporation to declassify our board of directors and make other ministerial changes;

•	“FOR” the election of the seven directors identified in this Proxy Statement to serve a one-year term until the 2019 Annual Meeting of Stockholders if Proposal 1 to declassify our board is approved;

•	“FOR” the election of the two directors identified in this Proxy Statement as Class II directors to serve for a three-year term if Proposal 1 to declassify the board is not approved;

•	“FOR” the approval, on an advisory basis, of the compensation of our executive officers;

•	For “1 YEAR” frequency of the advisory vote on executive compensation; and

•	“FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2018.
What shares owned by me can be voted?
All shares owned by you as of the Record Date, which is the close of business on March 26, 2018, may be voted by you. These shares include shares that are:

•	held directly in your name as the stockholder of record; and

•	held for you as the beneficial owner through a broker, bank or other nominee.
Who is entitled to vote at the Annual Meeting?
All stockholders who owned common shares as of the Record Date, which is the close of business on March 26, 2018, may vote at the Annual Meeting, either in person or by proxy. Each common stock holder is entitled to one vote on each matter properly brought before the Annual Meeting. On the Record Date, we had approximately [●] shares of our common stock outstanding and entitled to vote.
What is the difference between holding shares as a stockholder of record and as a beneficial owner?
Many of our stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some differences between shares held of record and those owned beneficially.
Stockholder of Record. If your shares are registered directly in your name with the transfer agent of our common stock, Computershare Inc. (“Computershare”), you are considered, with respect to those shares, the stockholder of record. As the stockholder of record, you have the right to grant your voting proxy directly to certain officers or to vote in person at the Annual Meeting. You may vote by phone, via the internet, or, if you have received a printed copy of these proxy materials by mail, by signing, dating, and returning your proxy card in the prepaid envelope provided.
Beneficial Owner. If your shares are held in an account at a broker, bank or other intermediary, like many of our stockholders, you are considered the beneficial owner of shares held in “street name.” As the beneficial owner, you have the right to direct your broker, bank or other intermediary how to vote your shares, and you are also invited to attend the Annual Meeting.
Since a beneficial owner is not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you obtain a “legal proxy” from the broker, bank, or other intermediary that is the stockholder of record of your shares giving you the right to vote the shares at the Annual Meeting. If you do not wish to vote in person or you will not be attending the Annual Meeting, you may vote by proxy. If available, you may also vote by proxy on the internet or by telephone. Your broker, bank or other intermediary mailed you a proxy notice or proxy card with voting instructions.
How can I vote my shares in person at the Annual Meeting?
Stockholders of record and beneficial owners as of Record Date may vote in person at the Annual Meeting. If you choose to vote your shares in person at the Annual Meeting, please bring proof of ownership of our common stock on the Record Date, such as a proxy card or the legal proxy, voting instruction card provided by your broker, bank or other intermediary, as well as proof of identification.

Even if you plan to attend the Annual Meeting, we recommend that you vote your shares in advance as described below so that your vote will be counted if you later decide not to attend the Annual Meeting.
How can I vote my shares without attending the Annual Meeting?
Whether you hold your shares directly as the stockholder of record or beneficially in “street name,” you may direct your vote without attending the Annual Meeting by proxy. If you are a stockholder of record, you may vote via the internet at http://www.envisionreports.com/KNSL, or, if you have received a printed copy of these proxy materials by mail, you may vote by phone or by signing, dating, and returning your proxy card in the prepaid envelope provided. If you are a beneficial owner, you should follow the voting instructions provided by your broker, bank or other intermediary. Mailed proxy cards must be received no later than May 23, 2018 in order to be counted for the annual meeting.
What is the quorum requirement for the Annual Meeting?
A quorum is necessary to hold a valid Annual Meeting. A quorum exists if the holders of a majority of our capital stock issued and outstanding and entitled to vote thereat are present in person or represented by proxy. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum. Broker non-votes, however, are not counted as shares present and entitled to be voted with respect to the particular matter on which the broker has expressly not voted. Thus, a broker non-vote will not impact our ability to obtain a quorum and will not otherwise affect the outcome of the vote on a proposal that requires a plurality of votes cast (Proposals 2 and 3) or the approval of a majority of the votes present in person or represented by proxy and entitled to vote (Proposals 4, 5 and 6). With respect to Proposal 1, broker non-votes have the same effect as an “AGAINST” vote.

Generally, broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because (1) the broker has not received voting instructions from the beneficial owner and (2) the broker lacks discretionary voting power to vote such shares.
What happens if I do not give specific voting instructions?
If your shares are held in “street name” and you do not instruct your broker on how to vote your shares, your broker, in its discretion, may either leave your shares unvoted or vote your shares on routine matters. Only Proposal 6 (Ratification of Independent Registered Public Accounting Firm) is considered a routine matter. If your broker returns a proxy card but does not vote your shares, this results in a “broker non-vote.” Broker non-votes will be counted as present for the purpose of determining a quorum. For routine matters, any shares represented by proxies that are marked to “ABSTAIN” from voting on a proposal will be counted as present in determining whether we have a quorum. They will also be counted in determining the total number of shares entitled to vote on a routine matter.

Proposal 1 (Amendment of Amended and Restated Certificate of Incorporation to Declassify Our Board of Directors and Make Other Ministerial Changes), Proposal 2 (Election of Directors if Proposal 1 is approved), Proposal 3 (Election of Class II Directors if Proposal 1 is not approved), Proposal 4 (Advisory Vote on Executive Compensation) and Proposal 5 (Advisory Vote on the Frequency of an Advisory Vote on Executive Compensation) are not considered routine matters, and without your instruction, your broker cannot vote your shares. Because brokers do not have discretionary authority to vote on these proposals, broker non-votes will not be considered in determining the number of votes necessary for approval and, therefore, will have no effect on the outcome of the votes for Proposal 2, 3, 4 and 5. With respect to Proposal 1, broker non-votes have the same effect as an “AGAINST” vote. However, broker non-votes with respect to any proposal will be treated as shares present for purposes of determining a quorum at the Annual Meeting.

What is the vote required for each proposal?

Proposal	Vote Required	Broker Discretionary Voting Allowed
Proposal 1-Amendment of Amended and Restated Certificate of Incorporation to declassify our board of directors and make other ministerial changes	Majority of Shares Outstanding	No
Proposal 2-Election of seven directors (if Proposal 1 is approved)	Plurality of Votes Cast	No
Proposal 3-Election of two Class II directors (if Proposal 1 is not approved)	Plurality of Votes Cast	No
Proposal 4-Advisory vote on executive compensation	Majority of the Shares Entitled to Vote and Present in Person or Represented by Proxy	No
Proposal 5-Advisory vote on frequency of advisory vote on executive compensation	Majority of the Shares Entitled to Vote and Present in Person or Represented by Proxy	No
Proposal 6-Ratification of auditors for fiscal year 2018	Majority of the Shares Entitled to Vote and Present in Person or Represented by Proxy	Yes
With respect to Proposals 1, 4 and 6, you may vote “FOR,” “AGAINST” or “ABSTAIN.” If you “ABSTAIN” from voting on any of these proposals, the abstention will have the same effect as an “AGAINST” vote.

With respect to Proposal 2, you may vote “FOR” all nominees, “WITHHOLD” your vote as to all nominees, or “FOR” all nominees except those specific nominees from whom you “WITHHOLD” your vote. The seven nominees receiving the most “FOR” votes will be elected. “WITHHOLD” and broker non-votes will have no effect on the outcome. A properly executed proxy marked “WITHHOLD” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated. Proxies may not be voted for more than seven directors and stockholders may not cumulate votes in the election of directors.

With respect to Proposal 3, which will only be presented for stockholder consideration at the Annual Meeting if Proposal 1 fails, you may vote “FOR” all nominees, “WITHHOLD” your vote as to all nominees, or “FOR” all nominees except those specific nominees from whom you “WITHHOLD” your vote. The two nominees receiving the most “FOR” votes will be elected. “WITHHOLD” and broker non-votes will have no effect on the outcome. A properly executed proxy marked “WITHHOLD” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated. Proxies may not be voted for more than two directors and stockholders may not cumulate votes in the election of directors.

With respect to Proposal 5, you may vote “FOR Every Year,” “FOR Every Two Years,” “FOR Every Three Years,” or “ABSTAIN.”

If you sign your proxy card or broker voting instruction card with no further instructions, your shares will be voted as described above in “What happens if I do not give specific voting instructions?”

What does it mean if I receive more than one proxy or voting instruction card?
It means your shares are registered differently or are in more than one account. Please provide voting instructions for all proxy and voting instruction cards you receive.
Who will count the vote?
A representative of Computershare will tabulate the votes and act as the inspector of election.
Can I revoke my proxy or change my vote?
Yes. You may revoke your proxy or change your voting instructions prior to the vote at the annual meeting. You may enter a new vote by mailing a new proxy card or new voting instruction card bearing a later date (which will automatically revoke your earlier voting instructions). Your new vote must be received by 11:59 p.m. Eastern Time on May 23, 2018. You may also enter a new vote by attending the annual meeting and voting in person. Your attendance at the annual meeting in person will not cause your previously granted proxy to be revoked unless you specifically so request.
Who will bear the cost of soliciting votes for the Annual Meeting?
We will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic transmission by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities. In addition, we may reimburse the transfer agent, brokerage firms and other persons representing beneficial owners of shares of our common stock for their expenses in forwarding solicitation material to such beneficial owners.
Where may I request a separate copy of this proxy statement or Annual Report if I share an address with other stockholders?
To reduce expenses, in some cases, we are delivering one set of proxy materials to certain stockholders who share an address, unless otherwise requested by one or more of the stockholders. A separate proxy card will be included with the proxy materials for each stockholder. Any stockholder of record who wishes to receive a separate copy of this Proxy Statement or Annual Report on Form 10-K as filed with the SEC without charge may (i) call us at 804-289-1272 or (ii) mail a request to: Kinsale Capital Group, Inc., 2221 Edward Holland Drive, Suite 600, Richmond, VA 23230, Attention: Secretary, and we will promptly deliver the requested materials to you at no additional cost to you. You may also obtain the Annual Report on Form 10-K, as well as this Proxy Statement, on the SEC’s website (www.sec.gov), or on our website at http://ir.kinsalecapitalgroup.com.
Is my vote confidential?
Yes. We encourage stockholder participation in corporate governance by ensuring the confidentiality of stockholder votes. We have designated Computershare to receive and tabulate stockholder votes. Your vote on any particular proposal will be kept confidential and will not be disclosed to us or any of our officers or employees except (i) where disclosure is required by applicable law, (ii) where disclosure of your vote is expressly requested by you or (iii) where we conclude in good faith that a bona fide dispute exists as to the authenticity of one or more proxies, ballots or votes, or as to the accuracy of any tabulation of such proxies, ballots or votes. However, aggregate vote totals will be disclosed to us from time to time and publicly announced at the Annual Meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information as of March 13, 2018 regarding the beneficial ownership of our common shares by (1) each person, or group of affiliated persons, known by us to be the beneficial owner of 5% or more of our outstanding common shares, (2) each of our directors, (3) each of our executive officers named in the Summary Compensation Table appearing in the “Executive Compensation” section of this proxy statement and (4) all of our directors and executive officers as a group. In addition, except as otherwise indicated, the address for each person named below is c/o Kinsale Capital Group, Inc. 2221 Edward Holland Drive, Suite 600, Richmond, Virginia, 23230.
The amounts and percentages owned are reported on the basis of the SEC’s rules governing the determination of beneficial ownership of securities. The SEC’s rules generally attribute beneficial ownership of securities to each person who possesses, either solely or shared with others, the voting power or investment power, which includes the power to dispose of those securities. The rules also treat as issued and outstanding all shares that a person would receive upon exercise of options held by that person that are immediately exercisable or exercisable within 60 days of March 13, 2018. These shares are deemed to be outstanding and to be beneficially owned by the person holding those options for the purpose of computing the number of shares beneficially owned and the percentage ownership of that person, but they are not treated as issued and outstanding for the purpose of computing the percentage ownership of any other person. Under these rules, one or more persons may be a deemed beneficial owner of the same securities.

	Shares of Common Stock Beneficially Owned

Name of Beneficial Owner	Number of Shares	% of Class
Greater than 5% Stockholders:
Baron Capital Group, Inc. and affiliated entities(1)	1,364,484	6.5
JPMorgan Chase & Co.(2)	1,335,665	6.3
RE Advisers Corp(3)	1,298,571	6.2
T. Rowe Price Associates, Inc.(4)	1,132,028	5.4
Named Executive Officers and Directors:
Michael P. Kehoe(5)	1,049,383	5.0
Brian D. Haney(6)	182,268	*
Bryan P. Petrucelli(7)	65,956	*
William J. Kenney, Jr.(8)	131,587	*
Ann Marie Marson(9)	119,084	*
Steven J. Bensinger(10)	25,898	*
Anne C. Kronenberg(11)	1,111	*
Robert Lippincott III(12)	20,017	*
James J. Ritchie(13)	23,356	*
Frederick L. Russell, Jr.(14)	80,677	*
Gregory M. Share(15)	31,111	*
All executive officers and directors as a group (11 persons)	1,730,448	8.2
* Less than 1%.

(1) Information is based on a Schedule 13G filed with the SEC on February 14, 2018 by BAMCO Inc /NY/ (the “BAMCO 13G”). Baron Capital Group, Inc. and its subsidiaries BAMCO, Inc. and Baron Capital Management, Inc., reported beneficial ownership in the aggregate of 1,364,484 shares of common stock. According to the BAMCO 13G, (i) Baron Capital Group, Inc. and Ronald Baron, who owns a controlling interest in Baron Capital Group, Inc., have shared voting power over 1,241,243 shares of common stock and shared dispositive power over 1,364,484 shares of common stock, (ii) BAMCO Inc. has shared voting power over 1,151,723 shares of common stock and shared dispositive power over 1,274,964 shares of common stock and (iii) Baron Capital Management, Inc. has shared voting and dispositive power over 89,520 shares of common stock. The address of BAMCO, Inc., Baron Capital Group, Inc., Baron Capital Management, Inc. and Ronald Baron is 767 Fifth Avenue, 49th Fl, New York, NY 10153.
(2) Information is based on a Schedule 13G filed with the SEC on January 10, 2018 by JPMorgan Chase & Co. JPMorgan Chase & Co. reported sole voting power over 1,225,431 shares of common stock and sole dispositive power over 1,335,665 shares of common stock. The address of JPMorgan Chase & Co. is 270 Park Avenue, New York, NY 10017.
(3) Information is based on a Schedule 13G filed with the SEC on February 13, 2018 by RE Advisers Corporation. RE Advisers Corporation reported sole voting and dispositive power over 1,298,571 shares of common stock. The address of RE Advisers Corporation is 4301 Wilson Boulevard, Arlington, VA 22203.
(4) Information is based on a Schedule 13G filed with the SEC on February 14, 2018 by T. Rowe Price Associates, Inc. T. Rowe Price Associates, Inc. reported sole voting power over 274,671 shares of common stock and sole dispositive power over 1,132,028 shares of common stock. The address of T. Rowe Price Associates, Inc. is 100 East Pratt Street, Baltimore, MD 21202
(5) Consists of (i) 319,379 shares of common stock held by Michael P. Kehoe directly, (ii) 42,394 shares of common stock Mr. Kehoe has the right to acquire pursuant to options that are currently exercisable, (iii) 651,738 shares of common stock held by M.P. Kehoe, LLC, of which Michael P. Kehoe is the sole manager, and (iv) 35,872 shares of common stock held by the Marilyn F. Kehoe Revocable Trust, of which Michael P. Kehoe is a trustee.
(6) Consists of (i) 168,518 shares of common stock held by Brian D. Haney directly and (ii) 13,750 shares of common stock Mr. Haney has the right to acquire pursuant to options that are currently exercisable.
(7) Consists of (i) 52,216 shares of common stock held by Bryan P. Petrucelli directly and (ii) 13,750 shares of common stock Mr. Petrucelli has the right to acquire pursuant to options that are currently exercisable.
(8) Consists of (i) 68,701 shares of common stock held by the William J. Kenney, Jr. Trust, of which Mr. Kenney is a trustee and (ii) 62,886 shares of common stock held by the Pamela A. Kenney Trust, of which Mr. Kenney is spouse to Pamela A. Kenney, the trustee of the Pamela A. Kenney Trust..
(9) Consists of (i) 105,334 shares of common stock held by Ann Marie Marson directly and (ii) 13,750 shares of common stock Ms. Marson has the right to acquire pursuant to options that are currently exercisable.
(10) Consists of (i) 20,787 shares of common stock held by Steven J. Bensinger directly (ii) 4,000 shares of common stock Mr. Bensinger has the right to acquire pursuant to options that are currently exercisable and (iii) 1,111 restricted shares granted January 1, 2018.
(11) Consists of 1,111 restricted shares granted January 1, 2018.
(12) Consists of (i) 14,906 shares of common held by Robert Lippincott, III directly (ii) 4,000 shares of common stock Mr. Lippincott has the right to acquire pursuant to options that are currently exercisable and (iii) 1,111 restricted shares granted January 1, 2018.
(13) Consists of (i) 18,245 shares of common stock held by James J. Ritchie directly (ii) 4,000 shares of common stock Mr. Ritchie has the right to acquire pursuant to options that are currently exercisable and (iii) 1,111 restricted shares granted January 1, 2018.
(14) Consists of (i) 16,000 shares of common stock Frederick L. Russell, Jr. has the right to acquire pursuant to options that are currently exercisable (ii) 63,566 shares of common stock held by The Frederick L. Russell, Jr. Revocable Trust, of which Mr. Russell is the trustee and (iii) 1,111 restricted shares granted January 1, 2018.
(15) Consists of (i) 30,000 shares of common stock held by Ambina Partners LLC, of which Gregory M. Share is the sole member and (ii) 1,111 restricted shares granted January 1, 2018.

PROPOSAL 1: AMENDMENT OF AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO DECLASSIFY OUR BOARD OF DIRECTORS AND MAKE OTHER MINISTERIAL CHANGES

After careful consideration, in August 2017, our board of directors voted unanimously to approve, and to recommend to our stockholders that they approve, an amendment to our Amended and Restated Certificate of Incorporation to declassify the board of directors effective at the Annual Meeting. This will allow our stockholders to vote on the election of our entire board of directors each year rather than on a staggered basis as with our current classified board structure.

If approved by our stockholders, our Amended and Restated Certificate of Incorporation will be amended to provide for the annual election of all directors commencing immediately at the Annual Meeting (see Proposal 2 to elect seven nominees). As of the date of the Annual Meeting, each of our directors whose term does not expire at the Annual Meeting will have tendered his or her resignation, contingent and effective upon stockholder approval of this Proposal 1. If our stockholders do not approve this Proposal 1, our board will remain classified, the contingent resignations will be ineffective, and our stockholders will instead be asked to elect only two Class II directors at the Annual Meeting (see Proposal 3 to elect two nominees).

Current Classified Board Structure

Article FIFTH, paragraph (c) of our Amended and Restated Certificate of Incorporation currently requires that our board of directors be divided into three classes of approximately equal size (Class I, Class II and Class III), each with a three-year term. Generally, absent the earlier resignation or removal of a director, the terms of the classes are staggered, meaning that only one of the three classes stands for reelection at each annual meeting of stockholders.

Rationale for Declassification

In determining whether to propose declassifying the board to our stockholders, the board of directors considered the arguments in favor of and against continuation of the classified board structure and determined that it would be in the best interests of the Company and our stockholders to amend our Amended and Restated Certificate of Incorporation to declassify our board of directors.

Our board of directors recognizes that a classified structure may offer several advantages, such as promoting board continuity and stability, encouraging directors to take a long-term perspective, and ensuring that a majority of the board will always have prior experience with the Company. Additionally, classified boards provide effective protection against unwanted takeovers and proxy contests as they make it difficult for a substantial stockholder to gain control of the board without the cooperation or approval of incumbent directors.

Our board of directors, however, also recognizes that a classified structure does not enable stockholders to express a view on each director’s performance by means of an annual vote, which may affect directors’ accountability to stockholders. Moreover, many institutional investors believe that the election of directors is the primary means for stockholders to influence corporate governance policies and to hold management accountable for implementing those policies.

Proposed Declassification of the Board of Directors

Declassification of the board of directors requires several changes to our Amended and Restated Certificate of Incorporation. Specifically, Article FIFTH, paragraphs (c) and (d) of our Amended and Restated Certification of Incorporation must be amended to delete the references to the classified board structure. The full text of the proposed Second Amended and Restated Certificate of Incorporation is attached as Appendix A hereto and has been marked to show changes from the current Amended and Restated Certificate of Incorporation. If approved by our stockholders, we will file the Second Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware promptly after approval of this Proposal 1, upon which filing the amendment will become effective. Our board of directors will then be declassified immediately, so that every director will stand for election at the Annual Meeting (and thereafter) for a one-year term.

Stockholders are requested in this Proposal 1 to approve the proposed amendment to the Amended and Restated Certificate of Incorporation to declassify the board of directors effective at the Annual Meeting.

Ministerial Changes

The Company’s Amended and Restated Certificate of Incorporation contains a number of references to the Company’s former private equity sponsors. The Second Amended and Restated Certificate of Incorporation will delete these obsolete references and include the re-numbering and lettering of remaining provisions. We do not believe that any of these ministerial changes would materially affect the rights or preferences of our stockholders. We believe that these changes are advisable in order to simplify the Amended and Restated Certificate of Incorporation for our stockholders, directors, officers, employees, agents and advisors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE AMENDMENT OF THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO DECLASSIFY OUR BOARD OF DIRECTORS AND MAKE OTHER MINISTERIAL CHANGES.

PROPOSAL 2: ELECTION OF DIRECTORS

If our stockholders approve Proposal 1 at the Annual Meeting, our stockholders will be asked to consider seven nominees for election to our board of directors to serve a one-year term until the 2019 annual meeting of stockholders. If our stockholders do not approve Proposal 1, this Proposal 2 will not be submitted to a vote of our stockholders at the Annual Meeting, and instead Proposal 3 (Election of Class II Directors) will be submitted in its place.

The names of the seven nominees for director, their current positions and offices, tenure as a Company director, and their board committee memberships are set forth in the table below. All of the nominees are current Company directors and have been determined by our board to be independent, with the exception of Mr. Kehoe. The Compensation, Nominating and Corporate Governance Committee of our board of directors (the “CNCG Committee”) has reviewed the qualifications of each of the nominees and has recommended to our board of directors that each nominee be submitted to a vote of our stockholders at the Annual Meeting. The board unanimously approved the CNCG Committee’s recommendation at its meeting on March 1, 2018.

Our board of directors expects each nominee to be able to serve if elected. If a nominee is unable to serve, your proxy may be voted for any substitute candidate nominated by our board of directors. In accordance with our current Amended and Restated Certificate of Incorporation, as amended by Proposal 1, and By-Laws, the seven nominees receiving the most “FOR” votes will be elected for a one-year term.

Name	Position with Company	Age	Director Since	Committee Membership
Michael P. Kehoe	Chief Executive Officer, President and Director	51	2009	None
Steven J. Bensinger	Director	63	2015	Audit Committee, CNCG Committee
Anne C. Kronenberg	Director	58	2017	Audit Committee, Investment Committee
Robert Lippincott III	Chairman of the Board	71	2010	Chairman of CNCG Committee
James J. Ritchie	Director	63	2013	Chairman of Audit Committee
Frederick L. Russell, Jr.	Director	58	2010	CNCG Committee, Chairman of Investment Committee
Gregory M. Share	Director	44	2017	CNCG Committee, Investment Committee

The following is additional information about each of the nominees as of the date of this Proxy Statement.

Michael P. Kehoe has served as our Chief Executive Officer and President, and as one of our directors, since June 2009 when he founded Kinsale. From 2002 to 2008, Mr. Kehoe was the President and Chief Executive Officer at James River Insurance Company, and before that, served in various senior positions at Colony Insurance Company from 1994 to 2002, finishing as Vice President of Brokerage Underwriting.

Mr. Kehoe received a B.A. in Economics from Hampden Sydney College and a J.D. from the University of Richmond School of Law.

We believe Mr. Kehoe’s qualifications to serve on our board include his 26 years of underwriting and claims experience in the property & casualty industry.

Steven J. Bensinger has served as one of our directors since July 2015. Mr. Bensinger currently serves as Partner of TigerRisk Partners LLC, a privately held firm providing sophisticated advisory services to the insurance industry. Prior to joining TigerRisk in October 2015, Mr. Bensinger was a Senior Managing Director at FTI Consulting in its Global Insurance Services Practice. From January 2010 to June 2011, he worked at The Hanover Insurance Group as Executive Vice President and Chief Financial Officer. From September 2002 to October 2008, Mr. Bensinger worked at American International Group, Inc. (AIG), where he held a number of senior executive positions, including Chief Financial Officer. He was appointed Vice Chairman, Financial Services, in May 2008 in addition to retaining Chief Financial Officer responsibilities. Mr. Bensinger has also held senior positions with Combined Specialty Group, Inc. (Aon), Chartwell Re Corporation, Skandia America Corporation and Coopers & Lybrand. Mr. Bensinger is a director of Baldwin & Lyons, Inc., a director of The Doctors Company, a director and Chair of the Finance Committee of the International Insurance Society, and a director and Chair of the Strategic Planning Committee of Ronald McDonald House of New York. Mr. Bensinger is a Certified Public Accountant and a Certified Global Management Accountant. He received a B.S. from New York University’s Leonard N. Stern School of Business.

We believe Mr. Bensinger’s qualifications to serve on our board of directors include his more than 30 years of experience in the insurance industry and his financial and business acumen, which have provided him with significant expertise in our area of business.

Anne C. Kronenberg has served as one of our directors since June 2017. Since May 2010, Ms. Kronenberg has been a member of the Board of Trustees of the Woods Hole Oceanographic Institution, a non-profit organization dedicated to ocean research, exploration and education where she serves as Treasurer and Head of the Finance Committee and also serves on the Audit and Risk Committee, Endowment Committee and Retirement Plan Committee. From August 2003 to January 2010, Ms. Kronenberg was a Managing Director and the Co-head of North American Insurance Investment Banking at J.P. Morgan. Prior to J.P. Morgan, Ms. Kronenberg was a Managing Director in Insurance Investment Banking with Citigroup Solomon Smith Barney from August 1997 to August 2003. Earlier in her career, Ms. Kronenberg was a Principal in Investment Banking at Morgan Stanley both in New York and in London. She received a Sc.B. in Physics and Philosophy from Brown University and an M.S. in Finance from MIT Sloan School of Management.

We believe Ms. Kronenberg’s qualifications to serve on our board of directors include her more than 20 years of experience in the insurance and financial services industries.

Robert Lippincott, III has served as Chairman of our board of directors since March 2015, and has served as one of our directors from July 2010. Mr. Lippincott is the President of Lippincott Consulting, LLC. From November 2005 to September 2006, Mr. Lippincott was the Interim Chief Executive Officer of Quanta Capital Holdings Inc., and before that worked at Towers Perrin Re as Executive Vice President. Prior to Towers Perrin, Mr. Lippincott was the Chairman and Chief Executive Officer of the AXA Property and Casualty Reinsurance companies, which he founded in October 1983. Mr. Lippincott was also a director at Quanta Capital Holdings Inc. and AXA Art Insurance Company. He received a B.S. in Marketing and Management Science from St. Joseph’s College.

We believe Mr. Lippincott’s qualifications to serve on our board of directors include his 45 years of insurance and reinsurance industry experience.

James J. Ritchie has served as one of our directors since January 2013. From 2001 until his retirement in 2003, Mr. Ritchie served as Managing Director and Chief Financial Officer of White Mountains Insurance Group, Ltd.’s OneBeacon Insurance Company, a specialty insurance company, and as the group Chief Financial Officer for White Mountains Insurance Group, Ltd., a financial services holding company. From July 1986 to December 2000, he worked at CIGNA Corporation, where he held a number of senior executive positions. Mr. Ritchie is currently the Chairman of the Board of OM Asset Management plc. Mr. Ritchie is also a Director, Chairman of the Audit and Risk Committee of Old Mutual (Bermuda) Ltd. Mr. Ritchie’s former board experience includes: Ceres Group, Inc.; Fidelity & Guaranty Life Insurance Company (formerly Old Mutual Financial Life Insurance Company, Inc.); KMG America Corporation; Lloyd’s Syndicate 4000; and Quanta Capital Holdings Ltd. He is a member of the National Association of Corporate Directors and the American Institute of Certified Public Accountants. Mr. Ritchie received a B.A. in Economics with honors from Rutgers College and an M.B.A. from Rutgers Graduate School of Business Administration.

We believe Mr. Ritchie’s qualifications to serve on our board of directors include his extensive background in finance, substantial board experience, strategic and operational leadership and wide-ranging knowledge of operational, risk and control initiatives. His background in financial risk and regulation provides valuable guidance to our board of directors and our Company in addressing risk management.

Frederick L. Russell, Jr. has served as one of our directors since April 2010. Mr. Russell has been a Managing Partner at Virginia Capital Partners since its inception in 1997. Mr. Russell received a B.S. from the McIntire School of Commerce at the University of Virginia and an M.B.A. from the University of Pennsylvania, The Wharton School.

We believe Mr. Russell’s qualifications to serve on our board of directors include his more than 25 years of venture capital and private equity experience.

Gregory M. Share has served as one of our directors since August 2017, and was previously a member of our board of directors from its inception in June 2009 to March 2015. Mr. Share is Managing Partner of Ambina Partners, LLC, an investment firm focused on software and financial services companies. Previously, Mr. Share served as Partner at Moelis Capital Partners LLC from August 2008 to March 2015, and as Managing Director of Fortress Investment Group LLC from August 2003 to July 2008. Prior to joining Fortress, Mr. Share served as Vice President at Madison Dearborn Partners, LLC from August 1998 to July 2003. Mr. Share received a B.S. in Economics from the University of Pennsylvania, The Wharton School.

We believe Mr. Share’s qualifications to serve on our board of directors include his more than 20 years of private equity investment experience.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” ALL NOMINEES TO SERVE AS DIRECTORS.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Board of Directors
Our board currently consists of seven directors. If our stockholders approve Proposal 1 at the Annual Meeting, at each annual meeting of stockholders, all directors will be elected to a one-year term until the next annual meeting of stockholders. If our stockholders do not approve Proposal 1, at each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the directors of the same class whose terms are then expiring. The division of the three classes and their respective election dates are as follows:

•	The Class I directors’ terms will expire at the annual meeting of stockholders to be held in 2020

•	The Class II directors’ (following their election at the Annual Meeting) terms will expire at the annual meeting of stockholders to be held in 2021

•	The Class III directors’ terms will expire at the annual meeting of stockholders to be held in 2019
If our stockholders do not approve Proposal 1, any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. The division of our board into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control.
Board Leadership Structure
Our By-Laws provide flexibility to the Board in choosing a Chairman of the Board and a Chief Executive Officer. The By-Laws provide that such offices may be held by different people or the same person, as determined by the Board. This flexibility allows the board to determine whether it is in the best interests of the Company and our stockholders to combine the roles of Chief Executive Officer and Chairman of the Board in the same person. Currently, Robert Lippincott III serves as our Chairman of the Board and Michael P. Kehoe serves as our Chief Executive Officer.
Director Independence
The rules of The Nasdaq Stock Market (“Nasdaq”) require that, subject to specified exceptions, each member of a listed company’s audit, compensation, and nominating committees be independent. Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934 (the “Exchange Act”).

Under the rules of Nasdaq, a director will only qualify as an “independent director” if such person is not an executive officer or employee of the company and, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. To be considered to be independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee: (1) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or (2) be an affiliated person of the listed company or any of its subsidiaries.

Except for Mr. Kehoe, who is Chief Executive Officer and President of the Company, all director nominees are independent within the meaning of the independent director guidelines of Nasdaq. In addition, our Audit Committee and CNCG Committee meet the independent director guidelines of Nasdaq.
Director Attendance
Each director attended at least 75% of the aggregate meetings of our board of directors and committees that he/she served on during 2017 while he/she was in office.
The board of directors held five meetings and acted four times by unanimous written consent during 2017.
The Company does not have a policy about directors' attendance at the Annual Meeting of Stockholders. All director nominees and directors at the time, attended the 2017 Annual Meeting of Stockholders.
Committees of the Board of Directors
We have three standing committees of the board of directors: the Audit Committee; the CNCG Committee; and the Investment Committee.
Audit Committee
Our Audit Committee consists of Mr. Ritchie, who serves as the Chair, and Mr. Bensinger and Ms. Kronenberg. Nasdaq listing rules require each company to have an audit committee of at least three members. Each member of the Audit Committee must meet independence standards under Nasdaq listing rules and Rule 10A-3 of the Exchange Act. Our board of directors has determined that each of Mr. Ritchie, Mr. Bensinger and Ms. Kronenberg meets these independence standards. Our board of directors has determined that Mr. Ritchie qualifies as an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K, and possesses financial sophistication as defined under Nasdaq listing rules.
The Audit Committee assists our board of directors in fulfilling its oversight responsibilities relating to:

•	the quality and integrity of our financial statements and our financial reporting process;

•	external auditing and the independent registered public accounting firm’s qualifications and independence;

•	the performance of our independent registered public accounting firm;

•	the integrity and effectiveness of our systems of internal accounting and financial controls; and

•	our compliance with legal and regulatory requirements.
In so doing, the Audit Committee is responsible for maintaining free and open communication between the committee, our independent registered public accounting firm and our management. In this role, the Audit Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of our Company and has the power to retain outside counsel or other experts for this purpose.

The Audit Committee has direct responsibility for the appointment, compensation, retention and oversight of our independent registered public accounting firm. The Audit Committee meets in executive session with the independent registered public accounting firm at least quarterly. For further information, the Audit Committee charter may be accessed at http://ir.kinsalecapitalgroup.com.
The Audit Committee held eight meetings during 2017.
Compensation, Nominating and Corporate Governance Committee
The CNCG Committee consists of Mr. Lippincott, who serves as the Chair, and Messrs. Bensinger, Russell and Share. Except under exceptional and limited circumstances, Nasdaq listing rules require each company to have a compensation committee of at least two members. Each committee member must be an independent director as defined under Rule 10A-3. Our board of directors has determined that each of the committee members meets these independence standards.

The CNCG Committee assists our board of directors with reviewing the performance of our management in achieving corporate goals and objectives and assuring that our executives are compensated effectively in a manner consistent with our strategy, competitive practice and the requirements of appropriate regulatory bodies. Toward that end, the CNCG Committee, among other responsibilities, reviews and approves director and executive officer compensation, incentive compensation and equity-based compensation plans, and employee benefit plans. From time to time, the CNCG Committee may form subcommittees, consisting of no fewer than two members, and delegate such power and authority as deemed appropriate. The CNCG Committee also assists our board of directors by:

•	identifying individuals qualified to become board members;

•	recommending to our board of directors the director nominees for the next annual meeting of stockholders;

•	leading our board of directors in its annual review of performance and the Company’s executive compensation plans in light of such annual review;

•
evaluating annually the performance of the Chief Executive Officer and other executive officers in light of the goals and objectives of the Company’s executive compensation plans and make recommendations to our board of directors with respect to these executives’ compensation level based on this evaluation;

•	evaluating annually the level of compensation for directors; and

•	recommending a code of conduct to our board of directors.
Mr. Kehoe, our Chief Executive Officer and President, provides the CNCG Committee with his perspective on the performance of other executive officers and certain other senior officers of the Company, and presents compensation recommendations. The CNCG Committee considers recommendations from Mr. Kehoe in its review of executive officer compensation. In addition, Mr. Kehoe is involved in setting the business goals that are used as the performance goals for the bonus incentive plan, subject to board of directors approval.
The CNCG Committee is directly responsible for the appointment, compensation, and oversight of the work of any compensation consultant, legal counsel, or other adviser that it retains. The Company bears all expenses of such service providers. The CNCG Committee engaged an executive compensation consulting firm in 2016 to advise it on compensation matters prior to the Company's IPO. The CNCG Committee did not retain a compensation consultant during fiscal 2017, but may do so in the future.
Our CNCG Committee identifies individuals qualified to become board members, assists our board of directors in reviewing the background and qualifications of individuals being considered as director candidates, and recommends to our board of directors the director nominees for election by the stockholders, or appointment by our board of directors.

While the CNCG Committee has not adopted minimum criteria, it considers several qualifications when considering candidates for our board of directors. Among attributes the CNCG Committee takes into account are: experience, skills, expertise, diversity, personal and professional integrity, character, business judgment, time availability, dedication, conflicts of interest and such other relevant factors that the CNCG Committee considers appropriate in the context of the needs of our board of directors. The CNCG Committee may also take into account legal and regulatory independence requirements. The CNCG Committee selects candidates who have a mix of experiences and backgrounds that will enhance the quality of our board of directors’ interactions and decisions. The CNCG Committee has the sole authority to retain or terminate any search firm to be used to identify director candidates and the sole authority to approve the search firm’s fees and other retention terms, such as fees to be borne by the Company.
The CNCG Committee will consider candidates recommended by stockholders for consideration as directors on the same basis it evaluates other candidates. For details on how stockholders may submit nominations for directors, see “Additional Information -Requirements for Stockholder Proposals to be Brought Before Next Year’s Annual Meeting.”

For further information, the CNCG Committee charter may be accessed at
http://ir.kinsalecapitalgroup.com.

The CNCG Committee held five meetings and acted three times by unanimous written consent during 2017.
Investment Committee
Our Investment Committee consists of Mr. Russell, who serves as the Chair, Ms. Kronenberg, and Mr. Share. The Investment Committee is appointed by the board or directors to assist in discharging the board’s responsibilities in establishing and overseeing the Company’s investment policies and strategies and the implementation of such policies and strategies.
The Investment Committee develops our investment policy and oversees our investment managers.
The Investment Committee held four meetings during 2017.
Risk Oversight Management
The board of directors oversees the risk management activities designed and implemented by our management. Our senior management is responsible for assessing and managing our risks on a day-to-day basis. The board of directors executes its oversight responsibility for risk management both directly and through its committees. The full board of directors considers specific risk topics, including risks associated with our strategic plan, business operations and capital structure. In addition, the board of directors receives detailed regular reports from members of our senior management and other personnel that include assessments and potential mitigation of the risks and exposures involved with their respective areas of responsibility.

Our board of directors has delegated to the Audit Committee oversight of our risk management process. Our Audit Committee oversees and reviews with management our policies with respect to risk assessment and risk management and our significant financial risk exposures and the actions management has taken to limit, monitor or control such exposures. Our board of directors has delegated to the CNCG Committee the oversight of risk related to compensation policies. Our CNCG Committee also considers and addresses risk as it performs its responsibilities. Both standing committees report to the full board as appropriate, including when a matter rises to the level of a material or enterprise-level risk.
Stockholder Communications with Our Board of Directors
Stockholders and interested parties may communicate with our board of directors by sending correspondence to the board of directors, a specific committee of our board of directors or a director at: Kinsale Capital Group, Inc., Attn: Secretary, 2221 Edward Holland Drive, Suite 600, Richmond, VA 23230. The communication must prominently display the legend “BOARD COMMUNICATION” in order to indicate to the Secretary that it is a communication for the board.
Our Secretary reviews all communications to determine whether the contents include a message to a director and will provide a summary and copies of all correspondence (other than solicitations for services, products or publications) to the applicable director or directors at each regularly scheduled meeting. The Secretary will alert individual directors to items that warrant a prompt response from the individual director prior to the next regularly scheduled meeting. Items warranting prompt response, but not addressed to a specific director, will be routed to the applicable committee chairperson.
Compensation Committee Interlocks and Insider Participation
None of the members of our CNCG Committee and none of our executive officers has had a relationship that would constitute an interlocking relationship with executive officers or directors of another entity or insider participating in compensation decisions.
Code of Conduct
We have a Code of Conduct applicable to our directors, officers and employees that complies with the requirements of applicable rules and regulations of the SEC and the Nasdaq. This code is designed to deter wrongdoing and to promote:

•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•	full, fair, accurate, timely and understandable disclosure in reports and documents that we file with, or submit to, the SEC and in other public communications made by us;

•	compliance with applicable governmental laws, rules and regulations; and

•	prompt internal reporting to an appropriate person or persons identified in the Code of Conduct of violations of the Code of Conduct; and accountability for adherence to the Code of Conduct.
Our Code of Conduct is available at http://ir.kinsalecapitalgroup.com. Any amendments to the Code of Conduct will be disclosed on our website.

Director Compensation
The following table sets forth information concerning compensation earned by our non-employee directors for the year ended December 31, 2017:

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
Steven J. Bensinger	70,000	—	—	70,000
Robert Lippincott III	90,000	—	—	90,000
James J. Ritchie	85,000	—	—	85,000
Frederick L. Russell, Jr.	70,000	—	—	70,000
Anne C. Kronenberg (1)	35,000	—	—	35,000
Gregory M. Share (2)	17,500	—	—	17,500
(1) Ms. Kronenberg was appointed to the board of directors on June 19, 2017.
(2) Mr. Share was appointed to the board of directors on August 28, 2017.
Directors who are also our employees receive no compensation for serving as directors. Non-employee directors, or their designees, received an annual retainer in the amount of $70,000 for their service on the Board of Directors. The chairman of our board of directors received an additional annual retainer of $20,000 and the chair of the Audit Committee received an additional annual retainer of $15,000 for their service in that capacity. Directors do not receive any fees for attending board or committee meetings. We also reimburse all directors (including employee directors) for reasonable out-of-pocket expenses they incur in connection with their service as directors.
Our directors, or their designees, are eligible to receive grants of Common Stock under the 2016 Omnibus Incentive Plan (the "2016 Incentive Plan") when and if determined by the board of directors, in consultation with the CNCG Committee, as well as non-qualified stock options and other equity-based awards.
Family Relationships
There are no family relationships among any of our directors or executive officers.

PROPOSAL 3: ELECTION OF CLASS II DIRECTORS

PROPOSAL 3 WILL NOT BE ADOPTED IF OUR STOCKHOLDERS APPROVE PROPOSAL 1

Our Amended and Restated Certificate of Incorporation currently provides for a classified board of directors. Each person elected as a Class II director at the Annual Meeting will serve for a three-year term expiring on the date of the 2021 Annual Meeting of stockholders. Our board of directors has nominated Robert Lippincott, III and Frederick L. Russell, Jr. for election as Class II directors at the Annual Meeting - ONLY in the event Proposal 1 is NOT APPROVED and the board of directors remains classified. Information about each of the nominees as of the date of this Proxy Statement, including their current positions and offices, business experience, tenure as a Company director, and the experiences, qualifications, attributes or skills that caused the CNCG Committee and our board of directors to determine that the nominees should serve as one of our directors is set forth in “Proposal 2 - Election of Directors” above. In the event Proposal 1 is NOT APPROVED and the Class II nominees standing for election at the Annual Meeting are elected, the directors will serve in the classes specified below:

Name	Class I (term expires at 2020 annual meeting)	Class II (standing for election for a term expiring at 2021 annual meeting)	Class III (term expires at 2019 annual meeting)
Michael P. Kehoe	X
Steven J. Bensinger			X
Anne C. Kronenberg	X
Robert Lippincott, III		X
James J. Ritchie			X
Frederick L. Russell, Jr.		X
Gregory M. Share	X
The board of directors expects each nominee to be able to serve if elected. If a nominee is unable to serve, your proxy may be voted for any substitute candidate nominated by the board of directors. In accordance with our current Amended and Restated Certificate of Incorporation and By-Laws, the two nominees receiving the most “FOR” votes will be elected for a three-year term.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE “FOR” THE NOMINEES FOR DIRECTORS:

ROBERT LIPPINCOTT, III AND FREDERICK L. RUSSELL, JR.

EACH TO SERVE AS A CLASS II DIRECTOR OF THE COMPANY FOR THREE YEARS, SUBJECT TO THE APPROVAL OF PROPOSAL 1, AND UNTIL A RESPECTIVE SUCCESSOR FOR EACH IS DULY ELECTED AND QUALIFIED OR UNTIL DEATH, RESIGNATION OR REMOVAL, WHICHEVER IS EARLIEST TO OCCUR.

COMPENSATION DISCUSSION AND ANALYSIS
Overview
This Compensation Discussion and Analysis (CD&A) describes the Company’s executive compensation philosophies, objectives and programs, as well as the compensation-related actions taken in fiscal year 2017 for the following named executive officers (NEOs):

Name
Michael P. Kehoe President and Chief Executive Officer Age 51
Mr. Kehoe has served as our Chief Executive Officer and President, and as one of our directors, since June 2009 when he founded Kinsale. From 2002 to 2008, Mr. Kehoe was the President and Chief Executive Officer at James River Insurance Company, and before that, served in various senior positions at Colony Insurance Company from 1994 to 2002, finishing as Vice President of Brokerage Underwriting. Mr. Kehoe received a B.A. in Economics from Hampden Sydney College and a J.D. from the University of Richmond School of Law.

Bryan P. Petrucelli Chief Financial Officer Age 52
Mr. Petrucelli has served as our Senior Vice President and Chief Financial Officer since March 2015, and as our Treasurer since December 2015, and before that, was our Vice President of Finance from 2009. Prior to his role at the Company, Mr. Petrucelli was a Senior Manager in Ernst & Young’s audit practice with over 13 years of experience serving clients in the insurance industry. Prior to Ernst & Young, Mr. Petrucelli spent seven years with Travelers Insurance Company, leaving as a senior auditor. Mr. Petrucelli received a B.B.A. in Finance from James Madison University and a Post Baccalaureate Certificate in Accounting from Virginia Commonwealth University. Mr. Petrucelli is a Certified Public Accountant.

Brian D. Haney Senior Vice President and Chief Operating Officer Age 48
Mr. Haney has served as our Senior Vice President and Chief Operating Officer since March 2015, and was previously our Chief Actuary from 2009. From 2002 to 2009, Mr. Haney was the Chief Actuary of James River Insurance Company, where he was responsible for the actuarial functions, as well as catastrophe modeling and the purchasing of ceded reinsurance. From 1997 to 2002, Mr. Haney was the Chief Actuary of Colony Insurance Company, and was previously a business manager at Capital One Financial Corporation. Mr. Haney began his career at GEICO as an actuarial associate. He is a Fellow of the Casualty Actuarial Society and a member of the American Academy of Actuaries. Mr. Haney received a B.A. in Mathematics and Economics from the University of Virginia in 1992.

Ann Marie Marson Senior Vice President and Chief Claims Officer Age 60
Ms. Marson has served as our Senior Vice President and Chief Claims Officer since August 2009. From February 2003 to June 2009, Ms. Marson was the Senior Vice President and Chief Claims Officer at James River Insurance Company. Prior to James River Insurance Company, she served as Claims Vice President with ACE USA managing its National Claims Facility where she was accountable for a nationwide program focused on the resolution of aged, complex casualty claims. Ms. Marson received a B.A. in History and Political Science from Farleigh Dickinson University and a J.D. from Temple University Beasley School of Law.

William J. Kenney, Jr. Senior Vice President and Chief Information Officer Age 66
Mr. Kenney has served as our Senior Vice President and Chief Information Officer since June 2009. From 2001 to 2009, Mr. Kenney was the Senior Vice President and Chief Information Office at James River Insurance Company. Prior to James River Insurance Company, he served as Vice President and Chief Information Officer at Colony Insurance Company since 1997. Mr. Kenney received a B.A. in Political Science from Merrimack College and a Masters in Information Technology from Virginia Polytechnic and State University.

In this CD&A section and the "Executive Compensation" section, the terms “we,” “our,” and “us” refer to management, the Company and sometimes as applicable, the Compensation, Nominating, and Corporate Governance Committee (“Committee”) of the Company's Board of Directors (the “Board”). When referring to the Chief Executive Officer (“CEO”) in any narrative disclosure, such reference is to the Company's CEO at the end of fiscal year 2017, Michael P. Kehoe.

Compensation Philosophy and Objectives
We seek to closely align the interests of our NEOs with the interests of our shareholders. Our compensation programs are designed to reward our NEOs for the achievement of short-term and long-term strategic and operational goals, while at the same time avoiding the encouragement of unnecessary or excessive risk-taking. We design the mix of our pay elements to most effectively support our strategic priorities of profitability, growth, operational excellence and the retention of high performing talent. Our NEOs’ total compensation is comprised of a mix of base salary, annual cash incentive awards, equity awards and other benefits.

Compensation Determination Process
The CNCG Committee is responsible for establishing, maintaining and overseeing our compensation and benefit policies. The CNCG Committee relies significantly on the input and recommendations of our CEO when evaluating factors relative to the compensation of the NEOs (other than the CEO). In addition, our CEO is involved in helping the CNCG Committee to set the business goals that are used as the performance goals for the bonus incentive plan, subject to Board approval. Our CEO provides the CNCG Committee with his assessment of the performance of each NEO and his perspective on the factors described below in developing his recommendations for each NEO’s compensation, including salary adjustments, equity grants and incentive bonuses. The CNCG Committee discusses our CEO’s recommendations and then approves or modifies the recommendations in collaboration with the CEO.
Our CEO’s compensation is determined by the CNCG Committee, which approves any adjustments to his base salary, performance incentive compensation and equity awards from year to year. The CNCG Committee makes determinations regarding our CEO’s compensation independently and without him present. Our CEO attends portions of the CNCG Committee meetings, but does not attend portions of those meetings related to making specific decisions on his compensation.
In addition to recommendations put forth by our CEO, other members of our executive team are involved in the compensation process by assembling data to present to the CNCG Committee. Other members of our executive management team also occasionally attend portions of the CNCG Committee meetings.

The CNCG Committee engaged an executive compensation consulting firm in 2016 to advise it on compensation matters prior to the Company's IPO. The CNCG Committee did not retain a compensation consultant during fiscal 2017, but may do so in the future. The CNCG Committee is directly responsible for the appointment, compensation, and oversight of the work of any compensation consultant, legal counsel, or other adviser that it retains. The Company bears all expenses of such service providers.

Risk Assessments
With respect to risk related to compensation matters, the CNCG Committee considers, in establishing and reviewing the Company’s compensation program, whether the program encourages unnecessary or excessive risk taking. Executives’ base salaries are fixed in amount and thus do not encourage risk-taking. Bonuses are tied to overall corporate performance. A portion of compensation provided to the executive officers may be in the form of options, restricted stock units and restricted stock that are important to help further align executives’ interests with those of the Company’s stockholders. The CNCG Committee believes that our compensation program does not encourage unnecessary or excessive risk-taking.

Executive Compensation Program Elements
We design the mix of our pay elements to most effectively support our strategic priorities of quality, growth, operational excellence and the retention of high performing talent. In 2017, our compensation consisted of the following components:

Base Salary
The CNCG Committee determine our NEOs’ base salary based on a number of factors, including:

◦	The nature, responsibilities and duties of the officer's position;

◦	The officer's expertise, demonstrated leadership ability and prior performance;

◦	The officer's salary history and total compensation, including annual cash bonuses and long-term incentive compensation; and

◦	The competitiveness of the market for the officer's services.
We intend for the base salaries of our NEOs to provide a minimum level of compensation for highly qualified executives. The base salaries of our NEOs are subject to occasional modification based on an evaluation of each executive’s contribution, experience, responsibilities, external market data as well as the relative pay among senior executives at the Company. Each factor is considered on a discretionary basis without formulas or weights. We consider relative pay between executives because our perspective is that some consistency in pay emphasizes teamwork across the senior leadership level. In fiscal year 2017, as part of its annual review of executive compensation, the CNCG Committee reviewed the base salaries of our NEOs, focusing on the competitiveness of salaries. The salaries of our NEOs in 2017 increased from 0% to 5% compared to their 2016 salaries. See "Executive Compensation- Summary Compensation Table" for amounts.
Annual Cash Incentive
We intend that bonuses paid to our NEOs will reward them for the achievement of successful financial, strategic, and operational performance over a short period of time. Each NEO was eligible to earn an annual cash incentive in 2017 under the 2017 bonus program which covers all employees. In March, the CNCG Committee approved the bonus pool calculation parameters for 2017. A portion of the pool is determined by measuring underwriting income against performance goals, which could result in a bonus pool of 0% to 150% of the target bonus allocation according to the following matrix:

	% Achievement of Target	% of Target Earned
Threshold	85%	—%
	90%	33.3%
	95%	66.7%
Budget	100%	100.0%
	110%	110.0%
	120%	120.0%
	130%	130.0%
	140%	140.0%
Maximum	150%	150.0%

The CNCG Committee selected underwriting income as the basis for the bonus pool calculation because it believes it is a useful metric to evaluate the Company’s results of operations and our underlying business performance, without regard to investment income. For a reconciliation of underwriting income to net income in accordance with Generally Accepted Accounting Principles ("GAAP"), see “Management’s discussion and analysis of financial condition and results of operations - Reconciliation of non-GAAP financial measures” in our Annual Report on Form 10-K. An additional discretionary amount of pool funding is approved by the CNCG Committee. For 2017, the Company achieved 95% of target underwriting income.

The CNCG Committee oversees the bonus program, retains discretion is evaluating the individual performance component, and approves the bonus payments of each NEO. Individual awards are determined based on a combination of the Company’s underwriting income in relation to performance goals and a discretionary assessment of the individual's performance for the year (which takes into account individual’s target bonuses for such individual, which is 100% of base salary for our CEO and 65% of base salary for the other NEOs). Awards are payable in cash by March 15th of the following year. See "Executive Compensation- Summary Compensation Table for amounts.
Equity Compensation
In connection with the completion of our IPO in July of 2016, we adopted the Kinsale Capital Group, Inc. 2016 Omnibus Incentive Plan (the “2016 Incentive Plan”). Our 2016 Incentive Plan provides for grant of options, restricted shares, restricted stock units and other share-based awards to our officers, employees, directors, independent contractors and consultants. These awards are an important part of our long-term incentive compensation program which we use in order to strengthen the commitment of such individuals to us, motivate them to faithfully and diligently perform their responsibilities and attract and retain competent and dedicated individuals whose efforts are expected to result in our long-term growth and profitability. All of our outstanding equity awards are governed by our 2016 Incentive Plan. Prior to 2018, we only granted stock options to our NEOs (but may grant other forms of long-term incentive awards in the future).  Stock options are an important part of our philosophy for aligning pay for performance, as executives can realize value on their stock options only if the stock price increases over the exercise price. All of our equity awards are subject to vesting and require each executive to remain employed with the Company for a period of time or risk forfeiting the award. The exercise price of each stock option is the closing price of our common stock on the date of grant. All options have a term of ten years and vest 25% annually for four years. Upon any termination of employment, all unvested options are forfeited. Generally, upon an employee’s termination of employment with us, the employee will have 90 days following the date of such termination to exercise any vested options. If the employee’s termination is due to his/her total and permanent disability or death, the employee or his/her estate, as applicable, may exercise vested options for six months. In no event will an employee be entitled to exercise the option after its original expiration date. All options will be forfeited if an employee’s employment is terminated for cause.
There were no equity awards granted in 2017. See "Executive Compensation" for more information on options granted in 2016.
Retirement and Other Benefits
All of our employees are eligible to participate in broad-based and comprehensive employee benefit programs, including medical, dental, vision, life and disability insurance and a 401(k) plan. Our NEOs are eligible to participate in these plans generally on the same basis as our other employees. We do not sponsor or maintain any deferred compensation or supplemental retirement plans in addition to our 401(k) plan. Our 401(k) plan provides substantially all employees with the ability to make pre- or post-tax retirement contributions in accordance with applicable IRS limits. Matching contributions are provided in an amount equal to 100% of the first 6% of elective contributions by the employee. The 401(k) plan matching contributions provided to our NEOs in 2017, 2016 and 2015 are reflected in the “Executive Compensation- Summary Compensation Table” section under the “All Other Compensation” column heading.

Hedging, Margin Accounts and Pledging Company Common Stock
The Company’s insider trading plan prohibits executive officers and directors from hedging their ownership of Company Common Stock, including transactions in puts, calls, or other derivative instruments related to Company Common Stock. In addition, the Company’s insider trading plan prohibits executive officers and directors from placing shares of Company Common Stock in margin accounts, short sales, and pledging shares of Company Common Stock.

Employment Agreement and Offer Letter
We have outstanding obligations under an employment agreement with Mr. Kehoe in connection with his commencement of employment by the Company. Please see the description of the employment agreement in the section entitled "Executive Compensation- Employment Agreement and Potential Payments Upon Termination or Change in Control".

EXECUTIVE COMPENSATION
Summary Compensation Table
The table below sets forth the compensation of the Company's NEOs, which consist of the CEO, the Chief Financial Officer, and the three other most highly compensated executive officers who were serving as executive officers on December 31, 2017. Our compensation packages for the NEOs primarily consist of salary, annual bonuses, and stock options.

Name and Principal Position	Year	Salary	Bonus (1)	Option Awards(2)	Non-Equity Incentive Plan Compensation(3)	All Other Compensation(4)	Total
		($)	($)	($)	($)	($)	($)
Michael P. Kehoe Director, President and Chief Executive Officer	2017	500,000			400,000	17,480	917,480
	2016	500,000		459,551	740,000	17,180	1,716,731
	2015	449,500	650,000			17,180	1,116,680
Brian D. Haney Chief Operating Officer	2017	254,167			156,000	17,480	427,647
	2016	247,006		149,050	281,000	17,180	694,236
	2015	226,535	250,000			17,120	493,655
Bryan P. Petrucelli Chief Financial Officer	2017	254,167			156,000	17,480	427,647
	2016	241,718		149,050	281,000	17,180	688,948
	2015	194,823	250,000			16,998	461,821
Ann Marie Marson Chief Claims Officer	2017	249,083			153,000	17,480	419,563
	2016	237,768		149,050	277,000	17,180	680,998
	2015	200,630	110,000			17,028	327,658
William J. Kenney Chief Information Officer	2017	249,083			101,000	17,365	367,448
	2016	239,635		149,050	277,000	17,065	682,750
	2015	211,775	110,000			17,065	338,840

(1) Represents discretionary cash bonuses for the year ended December 31, 2015. These bonuses were paid prior to March 15, 2016.
(2) Represents the fair value of stock options granted at the time of completion of the IPO July 27, 2016 calculated in accordance with ASC 718. For information regarding assumptions underlying the valuation of equity awards, see Note 9 to our consolidated financial statements included in our Annual Report to Stockholders.
(3) Amounts represent annual performance bonus compensation earned by our NEOs for the year ended December 31, 2017 and December 31, 2016. The bonuses were paid prior to March 15 of the following years. See "Executive Compensation Program Elements- Annual Cash Incentive" above for more information on the 2017 bonus.
(4) Represents the Company's contributions to the tax qualified 401(k) plan of $16,200 in 2017, and $15,900 in 2016 and 2015 for each NEO, and the Company's payment of life insurance premiums and long-term disability benefit tax gross-ups for each NEO of less than $1,000 each annually.

Grants of Plan-Based Awards

The following table provides information about the non-equity incentive plan awards granted to the NEOs in 2017.

Estimated Possible Payouts
Under Non-Equity Incentive Plan Awards
Name	Target ($)
Michael P. Kehoe	500,000
Brian D. Haney	165,750
Bryan P. Petrucelli	165,750
Ann Marie Marson	162,435
William J. Kenney, Jr.	162,435
The target bonus is 100% of base salary for our CEO and 65% of base salary for the other NEOs. Thresholds and maximums exist for annual bonus pool funding. Within the limits of the pool funding, there is neither a threshold or maximum by person due to the discretion retained by the CNCG Committee over the individual NEO bonuses. See the Summary Compensation Table- Non-equity Incentive Plan Compensation" for actual payout amounts.
There were no equity awards granted in 2017.

Outstanding Equity Awards at Fiscal Year-End
The following table shows the outstanding equity awards held by the NEOs of the Company as of December 31, 2017, which consist solely of options to purchase Common Stock granted under our 2016 Incentive Plan. For additional information about the option and other equity awards, see the description of equity-based incentive compensation in the section above entitled "Compensation Discussion and Analysis."

Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable (1)	Option Exercise Price ($)	Option Expiration Date
Michael P. Kehoe	42,394	127,182	16.00	7/27/2026
Brian D. Haney	13,750	41,250	16.00	7/27/2026
Bryan P. Petrucelli	13,750	41,250	16.00	7/27/2026
Ann Marie Marson	13,750	41,250	16.00	7/27/2026
William J. Kenney, Jr.	13,750	41,250	16.00	7/27/2026
(1) Options were granted July 27, 2016 in connection with the IPO, and vest 25% annually for four years.

Option Exercises
No options were exercised by our named executive officers during the year ended December 31, 2017.
Employment Agreement and Potential Payments Upon Termination or Change in Control
Employment Agreement with Michael P. Kehoe
In June, 2009, Kinsale Management, Inc. entered into an employment agreement with Michael P. Kehoe, our Chief Executive Officer. The agreement had an initial term of three years and provides for automatic renewal for one year terms thereafter unless written notice not to extend the term is provided by Kinsale Management, Inc. or Mr. Kehoe at least 90 days prior to the end of the term.
Mr. Kehoe's annual base salary shall be determined by the board of directors, but shall not be less than $400,000. Mr. Kehoe is eligible to receive such discretionary bonuses as the board of directors may determine. Mr. Kehoe may also participate in benefit plans generally available to the Company's executive employees.
Kinsale Management may terminate the agreement for cause (as defined in the agreement), without cause, upon disability and may permit the agreement to expire at the end of a term. Mr. Kehoe may terminate the agreement for good reason (as defined in the agreement), resign or permit the agreement to expire at the end of a term.
If Kinsale Management terminates the agreement without cause or permits the term to expire, or Mr. Kehoe terminates the agreement for good reason, Mr. Kehoe is entitled to his base salary for 12 months and a continuation of benefits for 12 months. If Kinsale Management terminates the agreement for cause or disability, or Mr. Kehoe resigns without good reason or permits the term to expire, Kinsale Management has no further obligations to Mr. Kehoe, except as provided in any bonus or incentive plan. Mr. Kehoe is also subject to confidentiality, non-competition and non-solicitation covenants under the agreement.
Termination Payments and Benefits for Michael P. Kehoe
The estimated payments and benefits that would be provided to Mr. Kehoe upon termination under the various scenarios set forth above are quantified in the following table, assuming termination of employment took place on December 31, 2017.

Incremental Benefits Due to Termination Event	Involuntary Not for Cause Termination or Voluntary Good Reason Termination ($)	Termination for Cause or Death or Disability, or Resignation without Good Reason ($)
Cash Severance	500,000	—
Health and Welfare Benefits	9,697	—
Total	509,697	—

EQUITY COMPENSATION PLAN INFORMATION
The following table sets forth information about the Company's equity compensation plans as of December 31, 2017.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by stockholders	930,440	$16.00	1,076,012
Equity compensation plans not approved by stockholders	—	—	—
Total	930,440	$16.00	1,076,012
All of our equity awards are governed by our 2016 Incentive Plan. Our 2016 Incentive Plan provides for grant of options, restricted shares, restricted stock units and other share-based awards to our officers, employees, directors, independent contractors and consultants.
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Policies and Procedures for Related Party Transactions
Our board of directors adopted a written policy for the review of any transaction, arrangement or relationship in which we are a participant, the amount involved exceeds $120,000 and one of our executive officers, directors, director nominees or beneficial owners of more than 5% of our common stock (or their immediate family members) is implicated, each of whom we refer to as a “related person,” has a direct or indirect material interest.

If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a “related person transaction,” the related person must report the proposed related person transaction to the chairperson of our Audit Committee. The policy calls for the proposed related person transaction to be reviewed and, if deemed appropriate, approved by the Audit Committee. In approving or rejecting such proposed transactions, the Audit Committee is required to consider the relevant facts and circumstances available and deemed relevant to the Audit Committee, including the material terms of the transaction, risks, benefits, costs, availability of other comparable services or products and, if applicable, the impact on a director’s independence. Our Audit Committee approves only those transactions that, in light of known circumstances, are in, or are not inconsistent with, our best interests, as our Audit Committee determines in the good faith in the exercise of its discretion. In the event that any member of our Audit Committee is not a disinterested person with respect to the related person transaction under review, that member is excluded from the review and approval or rejection of such related person transaction and another director may be designated to join the committee for purposes of such review. Whenever practicable, the reporting, review and approval will occur prior to entering into the transaction. If advance review and approval is not practicable, the Audit Committee will review and may, in its discretion, ratify the related person transaction retroactively.

The following are summaries of certain provisions of our related party agreements and are qualified in their entirety by reference to all of the provisions of such agreements. Because these descriptions are only summaries of the applicable agreements, they do not necessarily contain all of the information that you may find useful. We therefore urge you to review the agreements in their entirety.

Registration Rights Agreement

On August 2, 2016, we amended and restated the registration rights agreement, dated March 8, 2010, pursuant to which Moelis Capital Partners Opportunity Fund I, LP (“MCP I”), Moelis Capital Partners Opportunity Fund I-A, LP (“MCP I-A” and, together with MCP I, the “Moelis Funds”), Virginia Capital Private Equity, LP (“VCPE”) and other investors listed therein, are entitled to certain rights with respect to the registration of shares of our common stock they hold under the Securities Act.

On May 17, 2017, the Moelis Funds and VCPE completed a registered underwritten offering, in which the Moelis Funds and VCPE offered approximately 4 million shares of our common stock at a price to the public of $33.00 per share (the “2017 Secondary Offering”), pursuant to our registration statement on Form S-1 filed with the SEC on May 5, 2017 and declared effective by the SEC on May 11, 2017. The underwriters also exercised their option to purchase 594,492 additional shares of our common stock from the Moelis Funds. The aggregate offering price for the shares sold in the 2017 Secondary Offering was approximately $150 million, before underwriting discounts and commissions. The Moelis Funds and VCPE received all of the proceeds from the 2017 Secondary Offering.

At the time of the 2017 Secondary Offering, (i) Joel G. Killion, who served as a director of the Company from June 2009 until January 2013 and again from March 2015 until August 2017, was a Partner at NexPhase Capital and (ii) Edward G. Yun, who served as a director of the Company from April 2015 until June 2017, was a Managing Partner at NexPhase Capital. NexPhase Capital provides investment advisory services to Moelis Capital Partners LLC pursuant to a sub-investment advisory arrangement whereby it acts as investment advisor to the Moelis Funds.
At the time of the 2017 Secondary Offering, Frederick L. Russell, Jr., who has served as a director of the Company since April 2010, was a Managing Partner at Virginia Capital Partners, LLC. Virginia Capital Partners, LLC owns VCP GP LLC and VCP GP LLC is the general partner of VCPE.

Upon the closing of the 2017 Secondary Offering, the Moelis Funds no longer have an ownership stake in the Company.

Director Nomination Agreement

In connection with our 2016 IPO, we entered into a director nomination agreement with the Moelis Funds. So long as the Moelis Funds owned more than 35% of our outstanding common stock, the Moelis Funds had the right (but not the obligation) to nominate three individuals to our board of directors, so long as the Moelis Funds owned more than 20% or more but less than 35% of our outstanding common stock, the Moelis Funds had the right (but not the obligation) to nominate two individuals to our board of directors, and so long as the Moelis Funds owned 10% or more but less than 20% of our outstanding common stock, the Moelis Funds had the right (but not the obligation) to nominate one individual to our board of directors.

As a result of the 2017 Secondary Offering, the Moelis Funds no longer have the right to nominate individuals to our board of directors.

Director and Officer Indemnification Agreements

We entered into separate indemnification agreements with each of our directors and executive officers. Each indemnification agreement provides, among other things, for indemnification to the fullest extent permitted by law and our Amended and Restated Certificate of Incorporation and By-Laws against (i) any and all expenses and liabilities, including judgments, fines, penalties, interest and amounts paid in settlement of any claim with our approval and counsel fees and disbursements, (ii) any liability pursuant to a loan guarantee, or otherwise, for any of our indebtedness, and (iii) any liabilities incurred as a result of acting on behalf of us (as a fiduciary or otherwise) in connection with an employee benefit plan. The indemnification agreements provide for the advancement or payment of expenses to the indemnitee and for reimbursement to us if it is found that such indemnitee is not entitled to such indemnification under applicable law and our Amended and Restated Certificate of Incorporation and By-Laws. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us pursuant to the foregoing provisions, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
We believe that these indemnification agreements, as well as our maintaining directors’ and officers’ liability insurance, help us to attract and retain qualified persons as directors and officers.

PROPOSAL 4: ADVISORY VOTE ON EXECUTIVE COMPENSATION
In accordance with Section 14A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), we are asking stockholders to approve, in a non-binding advisory vote, the compensation of the named executive officers as disclosed in this Proxy Statement.

This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on the compensation of our named executive officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers as described in this Proxy Statement.

Accordingly, our board of directors invites you to review carefully the "Compensation Discussion and Analysis", "Executive Compensation," and "Equity Compensation Plan Information" sections of this Proxy Statement, and cast a vote “FOR” the following resolution:

“RESOLVED, that stockholders APPROVE, on an advisory basis, the compensation of the Company’s named executive officers, as discussed and disclosed in the Compensation Discussion and Analysis, the executive compensation tables, and any narrative executive compensation disclosure contained in this Proxy Statement.”

The say-on-pay vote is advisory, and therefore not binding on us, the CNCG Committee or the board of directors. Furthermore, because this non-binding, advisory resolution primarily relates to the compensation of our named executive officers that has already been paid or contractually committed, there is generally no opportunity for us to revisit these decisions. The board of directors and CNCG Committee value the opinions of our stockholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, our board of directors will consider the stockholders’ concerns and the CNCG Committee will evaluate whether any actions are necessary to address those concerns.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE NON-BINDING RESOLUTION TO APPROVE THE NAMED EXECUTIVE OFFICERS’ COMPENSATION AS DESCRIBED IN THIS PROXY STATEMENT.

PROPOSAL 5: ADVISORY VOTE ON THE FREQUENCY OF AN ADVISORY VOTE ON EXECUTIVE COMPENSATION
Section 14A of the Exchange Act enables our stockholders to indicate how frequently we should seek an advisory say-on-pay vote on the compensation of its named executive officers, such as Proposal 4 of this Proxy Statement. By voting on this Proposal 5, stockholders may indicate whether they would prefer an advisory say-on-pay vote on named executive officer compensation once every one, two, or three years.

The board of directors has determined that an advisory say-on-pay vote on executive compensation that occurs every year is the most appropriate alternative for us, and therefore our board of directors recommends that you vote for a one-year interval for the advisory say-on-pay vote on executive compensation.

Stockholders who have concerns about executive compensation during the interval between say-on-pay votes are welcome to bring their specific concerns to the attention of our board of directors. Please refer to “Stockholder Communications with Our Board of Directors” of this Proxy Statement for information about communicating with our board of directors.

Please mark on the proxy card your preference as to the frequency of holding stockholder advisory votes on executive compensation, as either every year, every two years, or every three years, or you may abstain from voting.

The option of one year, two years or three years that receives the highest number of votes cast by stockholders will be the frequency for the advisory vote on executive compensation that has been selected by stockholders. Our board of directors will take the results of the vote into account when deciding when to call for the next advisory vote on executive compensation. However, because this vote is advisory and not binding on the board of directors in any way, our board of directors may decide that it is in our and our stockholders best interests to hold an advisory vote on executive compensation more or less frequently than the option approved by our stockholders.

A scheduling vote similar to this Proposal 5 will occur at least once every six years.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR EVERY YEAR” ON PROPOSAL 5.

PROPOSAL 6: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has selected KPMG LLP (“KPMG”) as our independent registered public accounting firm to perform the audit of the Company’s consolidated financial statements as of and for the year ended December 31, 2018 and the effectiveness of internal control over financial reporting as of December 31, 2018 and has further directed that management submit the selection of our independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Representatives of KPMG will be present at the Annual Meeting, have an opportunity to make a statement if they so desire and be available to respond to appropriate questions.

Our board of directors is submitting the selection of KPMG to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of our board of directors in its discretion may direct the appointment of different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interests and its stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the appointment of KPMG as our independent registered public accounting firm for the fiscal year ending December 31, 2018.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE “FOR” THE RATIFICATION THE APPOINTMENT OF KPMG
AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2018.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Fees Paid to Independent Registered Public Accounting Firm
Aggregate fees billed for professional services rendered by KPMG LLP for the years ended December 31, 2017 and 2016 were as follows:

	2017	2016
Audit Fees	$610,100	$520,000
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$610,100	$520,000

Audit Fees.   Audit fees consist of fees related to the Company’s annual financial statement audits, internal controls over financial reporting, annual statutory audits and interim reviews of quarterly financial statements.
Pre-Approval of Services
The Audit Committee must review and pre-approve all audit and non-audit services performed by the Company’s independent auditor prior to the engagement. The Audit Committee may delegate pre-approval authority to one or more of its members, who will report any pre-approval decisions at the next scheduled meeting.

COMMITTEE REPORTS
Report of the Audit Committee of the Board of Directors
Management has the primary responsibility for establishing and maintaining adequate internal control over financial reporting and for performing an assessment of the effectiveness of internal control. KPMG LLP (“KPMG”) is responsible for performing an independent audit of the Company’s financial statements and expressing opinions on the conformity of the Company’s financial statements with U.S. generally accepted accounting principles and the effectiveness of the Company’s internal control over financial reporting.

The Audit Committee has reviewed and discussed with the management of the Company and KPMG, with and without management present, the audited financial statements for the fiscal year ended December 31, 2017, management’s assessment of the Company’s internal control over financial reporting and KPMG’s opinion on the effectiveness of the Company’s internal control over financial reporting as of December 31, 2017. The Audit Committee has discussed with KPMG the matters required to be discussed by applicable Public Company Accounting Oversight Board (“PCAOB”) standards. The Audit Committee also has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with KPMG its independence. The Audit Committee also has considered whether KPMG’s provision of non-audit services to the Company is compatible with the independent registered public accounting firm’s independence.

Based on the review and discussions referred to above, the Audit Committee recommends to the board of directors that the financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 for filing with the SEC.

The Audit Committee’s responsibility is to monitor and oversee the audit and financial reporting processes. However, the members of the Audit Committee are not practicing certified public accountants or professional auditors and rely, without independent verification, on the information provided to them and on the representations made by management, and the report issued by the independent registered public accounting firm.
Audit Committee Members:
James J. Ritchie, Chair, Steven J. Bensinger, Anne C. Kronenberg

Compensation Committee Report

The Compensation, Nominating, and Corporate Governance Committee has reviewed and discussed with management the "Compensation Discussion and Analysis" appearing in this Proxy Statement. Based on such review and discussions, the Committee recommended to the board of directors that the section entitled "Compensation Discussion and Analysis" be included in this Proxy Statement for the Annual Meeting and incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017.

Compensation Committee Members:
Robert Lippincott III, Chair, Steven J. Bensinger, Frederick L. Russell, Jr., Gregory M. Share

ADDITIONAL INFORMATION
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires our directors, executive officers, and holders of more than 10% of our common stock to file reports regarding their ownership and changes in ownership of our common stock with the SEC, and to furnish us with copies of all Section 16(a) reports that they file.
Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to us and written representations provided to us by all of our directors and executive officers and certain of our greater than 10% stockholders, we believe that during the year ended December 31, 2017, our directors, executive officers, and greater than 10% stockholders complied with all applicable Section 16(a) filing requirements except for the following:

One Form 3 (Anne C. Kronenberg) was not filed on a timely basis due to inadvertent oversight. Ms. Kronenberg’s report was filed on August 24, 2017 and related to her becoming a member of our board of directors.

Two Form 4s (Frederick L. Russell, Jr., and William J. Kenney, Jr.) were not filed on a timely basis due to inadvertent oversight. Mr. Russell’s report was filed on September 13, 2017 and related to his sale of shares of our common stock. Mr. Kenney’s report was filed on November 17, 2017 and related to his sale of shares of our common stock.
Requirements for Stockholder Proposals to Be Brought Before Next Year’s Annual Meeting
In order for a proposal by a stockholder of the Company to be eligible to be included in the Company’s proxy statement for the 2019 annual meeting of stockholders pursuant to the proposal process mandated by SEC rules, the proposal must be received by the Company on or before December 10, 2018 and must comply with the informational and other requirements set forth in Regulation 14A under the Exchange Act.

Notice of any director nomination or other proposal that you intend to bring before the 2019 annual meeting of stockholders must be delivered to, or mailed and received by, our Secretary, at Kinsale Capital Group, Inc., 2221 Edward Holland Drive, Suite 600, Richmond, VA 23230 not earlier than the close of business on January 24, 2019 and not later than the close of business on February 23, 2019. However, if the date of the 2019 annual meeting of stockholders is advanced or delayed more than 25 days of May 24, 2019 (anniversary date of the 2018 Annual Meeting) then such notice must be received by us no later than the tenth day following the day on which notice of the date of the 2019 annual meeting was made or public announcement of the date of the meeting was first made by us, whichever first occurs. In addition, your notice must set forth the information required by our By-Laws with respect to each director nomination or other proposal that you intend to present at the 2019 annual meeting of stockholders. Copies of the provisions of our By-Laws applicable to stockholder nominations and proposals will be forwarded to any stockholder upon written request.
Other Matters
The board of directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

APPENDIX A - AMENDED ARTICLES OF INCORPORATION
SECOND AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
KINSALE CAPITAL GROUP, INC.

The undersigned, Michael P. Kehoe, certifies that he is the Chief Executive Officer, President and Director of Kinsale Capital Group, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), and does hereby further certify as follows:

(1)	The name of the Corporation is Kinsale Capital Group, Inc.

(2)
The name under which the Corporation was originally incorporated in the State of Delaware following its domestication from the Islands of Bermuda was Kinsale Capital Group Bermuda, Ltd. with the Certificate of Domestication of Non-United States Corporation and the original Certificate of Incorporation filed with the Secretary of State of the State of Delaware on September 5, 2014. The original Certificate of Incorporation was amended on September 5, 2014 by filing a certificate of ownership and merger with the Secretary of State of the State of Delaware, pursuant to which the Corporation changed its name to Kinsale Capital Group, Inc.

(3)
~~In lieu of a meeting of the Board of Directors of the Corporation (the “Board of Directors”), the Board of Directors has, by unanimous written consent dated July 15, 2016, authorized the amendment and restatement of the Corporation’s original~~An Amended and Restated Certificate of Incorporation ~~as set forth herein in accordance with the provisions of Sections 141(f), 242 and 245 of the General Corporation Law~~was filed with the Secretary of State of the State of Delaware ~~(the “DGCL”). In lieu of a meeting of such stockholders of the Corporation, the holders of the Corporation’s Class A Common Stock and holders of the Corporation’s Class B Common Stock have, by written consent dated July 18, 2016, approved the amendment and restatement of the Corporation’s original~~ on July 28, 2016 (the “First Amended and Restated Certificate of Incorporation ~~as set forth herein in accordance with the provisions of Section 228 of the DGCL, and such consents have been filed with the minutes of the proceedings of stockholders of the Corporation.~~”), further amended and restated by an Amended and Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on May [•], 2018 (the Second Amended and Restated Certificate of Incorporation”).

(4)
~~This~~Pursuant to Section 245 of the General Corporation Law of the State of Delaware (the “DGCL”), this Second Amended and Restated Certificate of Incorporation has been duly adopted in accordance therewith and restates and integrates and further amends the ~~original~~First Amended and Restated Certificate of Incorporation, as heretofore amended and supplemented.

~~(5) The effective time of this Amended and Restated Certificate of Incorporation is 6:00~~
~~a.m. ET on July 28, 2016.~~

The text of the ~~original~~First Amended and Restated Certificate of Incorporation of the Corporation is hereby amended and restated to read in its entirety as follows:

FIRST: The name of the Corporation is Kinsale Capital Group, Inc. (the “Corporation”).

SECOND: The address of the Corporation’s registered office in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware, County of New Castle, 19801. The name of the Corporation’s registered agent at such address is The Corporation Trust Company.

THIRD: The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the ~~Delaware General Corporation Law (the “~~DGCL~~”)~~.
FOURTH:

(a)
Authorized Capital Stock. The total number of shares of stock which the Corporation shall have authority to issue is 500,000,000 of which the Corporation shall have authority to issue 400,000,000 shares of common stock, each having a par value of one cent ($0.01) per share (the “Common Stock”), and 100,000,000 shares of preferred stock, each having a par value of one cent ($0.01) per share (the “Preferred Stock”).

(b)	Common Stock. The powers, preferences and rights, and the qualifications, limitations and restrictions, of the Common Stock are as follows:

(1)
Each holder of record of shares of Common Stock shall be entitled to one vote for each share of Common Stock held on all matters submitted to a vote of stockholders of the Corporation on which holders of Common Stock are entitled to vote.

(2)	The holders of shares of Common Stock shall not have cumulative voting rights (as defined in Section 214 of the DGCL).

(3)
Subject to the rights of the holders of Preferred Stock, and subject to any other provisions of this Second Amended and Restated Certificate of Incorporation, as it may be amended from time to time, holders of shares of Common Stock shall be entitled to receive such dividends and other distributions in cash, stock or property of the Corporation if, as and when declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor.

(4)
In the event of any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, after payment or provision for the payment of the debt and liabilities of the Corporation and subject to the prior payment in full of the preferential amounts, if any, to which any series of Preferred Stock may be entitled, the holders of shares of Common Stock shall be entitled to receive the assets and funds of the Corporation remaining for distribution in proportion to the number of shares held by them, respectively.

(5)	No holder of shares of Common Stock shall be entitled to preemptive or subscription rights.

(c)
Preferred Stock. The Board of Directors is expressly authorized to provide for the issuance of all or any shares of the Preferred Stock in one or more classes or series, and to fix for each such class or series such voting powers, full or limited, or no voting powers, and such distinctive designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such class or series and as may be permitted by the DGCL, including, without limitation, the authority to provide that any such class or series may be (i) subject to redemption at such time or times and at such price or prices; (ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes of stock or any other series of stock; (iii) entitled to such rights upon any liquidation, dissolution or winding-up, whether voluntary or involuntary, of the Corporation; or (iv) convertible into, or exchangeable for, shares of any other class or classes of stock, or shares of any other series of the same class of stock, of the Corporation at such price or prices or at such rates of exchange and with such adjustments; all as may be stated in such resolution or resolutions.

~~(d)~~
~~Reclassification of Class A Common Stock. Immediately upon the effective time of this Amended and Restated Certificate of Incorporation, each one (1) share of the Corporation’s Class A Common Voting Shares, par value $0.0001 per share (the “Class A Common Stock”), issued and outstanding immediately prior to the effective time of this Amended and Restated Certificate of Incorporation shall automatically be reclassified as and converted into 0.65485975 validly issued, fully paid and nonassessable shares of Common Stock, without any action by the holder thereof or by the Corporation (the “Class A Reclassification”). No fractional shares shall be issued in connection with the Class A Reclassification and, in lieu thereof, any holder who would hold a fractional share of Common Stock shall be entitled to receive cash for such holder’s fractional share based upon the initial public offering price of the Corporation’s Common Stock.~~

~~(e)~~
~~Reclassification of Class B Common Stock. Immediately upon the effective time of this Amended and Restated Certificate of Incorporation, each one (1) share of the Corporation’s Class B Common Non-Voting Shares, par value $0.0001 per share (the “Class B Common Stock”), issued and outstanding immediately prior to the effective time of this Amended and Restated Certificate of Incorporation shall automatically be reclassified as and converted into 0.72095061 validly issued, fully paid and nonassessable shares of Common Stock, without any action by the holder thereof or by the Corporation (the “Class B Reclassification”). No fractional shares shall be issued in connection with the Class B Reclassification and, in lieu thereof, any holder who would hold a fractional share of Common Stock shall be entitled to receive cash for such holder’s fractional share based upon the initial public offering price of the Corporation’s Common Stock.~~

~~(f)~~
~~Surrender and Issuance of New Certificates. After the Class A Reclassification and the Class B Reclassification, each certificate that prior to (i) the Class A Reclassification represented shares of Class A Common Stock (“Old Class A Certificates”) and (ii) the Class B Reclassification represented shares of Class B Common Stock (“Old Class B Certificates”) shall thereafter represent that number of shares of Common Stock into which~~

~~the shares of Class A Common Stock represented by the Old Class A Certificates or the shares of Class B Common Stock represented by the Old Class B Certificates shall have been reclassified as a result of the Class A Reclassification or the Class B Reclassification, respectively. Upon surrender at the office of the Corporation or its transfer agent of Old Class A Certificates or Old Class B Certificates in such holder’s name, or upon notifying the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executing an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates, such holder will be entitled to receive, as soon as practicable after the Class A Reclassification or the Class B Reclassification and such surrender or such agreement and indemnification in the case of a lost certificate, a book-entry interest or interests representing, or, at the election of such holder, a certificate or certificates evidencing, the number of shares of Common Stock into which the shares represented by the Old Class A Certificates or the Old Class B Certificates were reclassified pursuant to the Class A Reclassification or the Class B Reclassification, respectively, in such name or names and such denomination or denominations as such holder has specified.~~

~~(g)~~
~~No Charge to Holders. The issuance of book-entry interests or certificates for shares of Common Stock upon the Class A Reclassification or the Class B Reclassification shall be made without charge to the holders of such shares for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such Class A Reclassification or Class B Reclassification and the related issuance of shares of Common Stock. Upon the Class A Reclassification or Class B Reclassification, the Corporation shall take all such actions as are necessary in order to ensure that the shares of Common Stock issued in the Class A Reclassification or Class B Reclassification shall be validly issued, fully paid and nonassessable, free and clear of all taxes, liens, charges and encumbrances with respect to the issuance thereof.~~

(~~h~~d)
Power to Sell and Purchase Shares. Subject to the requirements of applicable law, the Corporation shall have the power to issue and sell all or any part of any shares of any class of stock herein or hereafter authorized to such persons, and for such consideration, as the Board of Directors shall from time to time, in its discretion, determine, whether or not greater consideration could be received upon the issue or sale of the same number of shares of another class or of shares of another series of such class, and as otherwise permitted by law. Subject to the requirements of applicable law, the Corporation shall have the power to purchase any shares of any class of stock herein or hereafter authorized from such persons, and for such consideration, as the Board of Directors shall from time to time, in its discretion, determine, whether or not less consideration could be paid upon the purchase of the same number of shares of another class or of shares of another series of such class, and as otherwise permitted by law.

FIFTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

(a)
The business and affairs of the Corporation shall be managed by, or under the direction of, the Board of Directors. In addition to the powers and authority expressly conferred upon the Board of Directors by applicable law, this Second Amended and Restated Certificate of Incorporation or the Amended and Restated By-Laws of the Corporation (as amended from time to time, the “By-Laws”), the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject to the provisions of the DGCL and this Second Amended and Restated Certificate of Incorporation.

(b)	The number of directors of the Corporation shall be fixed from time to time exclusively by resolution of the Board of Directors.

(c)
~~The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. The initial division of the Board of Directors into classes shall be made by the decision of the affirmative vote of a majority of the entire Board of Directors. The term of the initial Class I directors shall terminate on the date of the 2017~~Each director shall be elected at each annual meeting of stockholders~~; the~~ for a term ~~of the initial Class II directors shall terminate on the date of the 2018~~expiring at the next succeeding annual meeting of stockholders~~;~~ and ~~the term of the initial Class III directors shall terminate on the date of the 2019 annual meeting of stockholders. Each director in each class shall hold~~each director shall remain in office until his or her successor ~~is~~shall have been duly elected and qualified, or until his or her earlier death, resignation ~~or removal. At each succeeding annual meeting of stockholders beginning in 2017, successors to the class of directors whose term expires at that annual meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders to be held in the third year following the year of their election, with each director in each such class to hold office until his or her successor is duly elected and qualified or until his or her earlier death, resignation~~, retirement, disqualification or removal. If the number of directors is ~~changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible,~~

~~but in~~increased, any additional director elected to fill a newly created directorship shall hold office for a term expiring at the next annual meeting of stockholders. In no case will a decrease in the number of directors shorten the term of any incumbent director.

(d)
Subject to the terms of any one or more classes or series of Preferred Stock then outstanding, any vacancy on the Board of Directors that results from (i) removal of a director, (ii) an increase in the number of directors or (iii) death, resignation, retirement, disqualification or any other cause, will be filled solely by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum remains, including by a sole remaining director. Any director ~~of any class~~ elected to fill a vacancy resulting from an increase in the number of directors ~~of such class~~ shall hold office for a term ~~that shall coincide with the remaining term of that class~~expiring at the next succeeding annual meeting of stockholders. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his or her predecessor. The right of stockholders to fill vacancies on the Board of Directors is hereby specifically denied.

(e)
Notwithstanding the foregoing, the election, term, removal and filling of vacancies with respect to directors, if any, elected separately by the holders of one or more classes or series of Preferred Stock shall not be governed by this Article FIFTH, but rather shall be as provided for in the resolutions adopted by the Board of Directors creating and establishing such class or series of Preferred Stock.

SIXTH: No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of any fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL. If the DGCL is amended hereafter to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent authorized by the DGCL, as so amended. Any repeal or modification of this Article SIXTH shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

SEVENTH: The Corporation shall indemnify any person that is or was a director or officer (and any person that is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) to the fullest extent authorized or permitted by law, as now or hereafter in effect, and such right to indemnification shall continue as to a person who has ceased to be a director or officer of the

Corporation (or such other corporation, partnership, joint venture, trust or other enterprise) and shall inure to the benefit of his or her heirs, executors and personal and legal representatives; provided, however, that, except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors. The right to indemnification conferred by this Article SEVENTH shall include the right to be paid by the Corporation the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition.

The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article SEVENTH.

The rights to indemnification and to the advance of expenses conferred in this Article SEVENTH shall not be exclusive of any other right which any person may have or hereafter acquire under this Second Amended and Restated Certificate of Incorporation, the By-Laws, any statute or other law, by agreement, vote of stockholders or approval of the directors of the Corporation or otherwise.

Any repeal or modification of this Article SEVENTH shall not adversely affect any rights to indemnification and to the advancement of expenses of a director or officer of the Corporation existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

~~EIGHTH: Prior to the first date on which funds managed by, or entities affiliated with, Moelis Capital Partners LLC, a Delaware limited liability company (collectively, the “Sponsor Holder”), cease collectively to beneficially own (directly or indirectly) at least forty percent (40%) of the votes entitled to be cast by the shares of the then outstanding capital stock of the Corporation entitled to vote generally in the election of directors (the “Voting Stock”), any action that, under the DGCL, may be taken at a duly called meeting of the stockholders of the Corporation may instead be taken without holding such a meeting by one or more consents in writing or by electronic submission, setting forth the action so taken or to be taken, signed by holders of Voting Stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. From and after the date the Sponsor Holder ceases to beneficially own (directly or indirectly) at least forty percent (40%) of the Voting Stock, any action required or permitted to be taken by the stockholders of the Corporation may be effected only at a duly called annual or special meeting of the stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.~~

~~NINTH~~EIGHTH: Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the DGCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws.

~~TENTH~~NINTH: Except as otherwise required by law, special meetings of the stockholders of the Corporation, for any purpose or purposes, may be called at any time only (i) by the Chairman of the Board of Directors, (ii) by the Chief Executive Officer (or, in the absence of a Chief Executive Officer, the President) of the Corporation~~,~~ or (iii) pursuant to a resolution duly adopted by a majority of the Board of Directors ~~or (iv) prior to the date that the Sponsor Holder ceases to beneficially own (directly or indirectly) forty percent (40%) or more of the Voting Stock, by the Secretary of the Corporation at the request of the holders of shares representing at least forty percent (40%) of the Voting Stock. Other than as set forth in clause (iv) of the preceding sentence, any~~. Any power of the stockholders to call a special meeting of stockholders is hereby specifically denied.

Advance notice of stockholder nominations for the election of directors of the Corporation and of business to be brought by stockholders before any meeting of stockholders of the Corporation shall be given in the manner provided in the By-Laws. No business other than that stated in the notice of such meeting (or any amendment or supplement thereto), which notice, in the case of a special meeting called by a stockholder or stockholders, shall include all business requested by such stockholder or stockholders to be transacted at such meeting, shall be transacted at any special meeting.

~~ELEVENTH~~TENTH: In furtherance and not in limitation of the powers conferred upon it by the laws of the State of Delaware, the Board of Directors shall have the power without the assent or vote of the stockholders to adopt, amend, alter or repeal the By-Laws. The affirmative vote of at least a majority of the Board of Directors shall be required to adopt, amend, alter or repeal the By-Laws. The By-Laws also may be adopted, amended, altered or repealed by the affirmative vote of the holders of a majority of the Voting Stock.

~~TWELFTH~~ELEVENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Second Amended and Restated Certificate of
Incorporation, in the manner now or hereafter prescribed in the DGCL, and all rights conferred upon stockholders herein are granted subject to such reservation.
~~THIRTEENTH:~~

~~(a)~~
~~To the fullest extent permitted by applicable law (including, without limitation, Section 122(17) of the DGCL (or any successor provision)), the Corporation, on behalf of itself and its subsidiaries, renounces any interest or expectancy of the Corporation and its subsidiaries in, or in being offered an opportunity to participate in, business opportunities that are from time to time presented to the Sponsor Holder or any of its officers, directors, employees, agents, shareholders, members, partners, principals, affiliates (other than the Corporation and its subsidiaries) and managers (each, a “Specified Party”), even if the opportunity is one that the Corporation or any of its subsidiaries might reasonably be deemed to have pursued or had the ability or desire to pursue if presented the opportunity to do so. Each such Specified Party shall have no duty to communicate or offer such business opportunity to the Corporation or any of its subsidiaries~~

~~and, to the fullest extent permitted by applicable law, shall not be liable to the Corporation or any of its subsidiaries for breach of any fiduciary or other duty, as a director or officer or controlling stockholder or otherwise, by reason of the fact that such Specified Party pursues or acquires such business opportunity, directs such business opportunity to another person or fails to present such business opportunity, or information regarding such business opportunity, to the Corporation or any of its subsidiaries. Notwithstanding the foregoing, a Specified Party who is a director or officer of the Corporation and who is expressly offered a business opportunity solely in his or her capacity as a director or officer of the Corporation (a “Directed Opportunity”) shall be obligated to communicate such Directed Opportunity to the Corporation; provided, however, that all of the protections of this Article THIRTEENTH shall otherwise apply to the Specified Parties with respect to such Directed Opportunity, including, without limitation, the ability of the Specified Parties to pursue or acquire such Directed Opportunity or to direct such Directed Opportunity to another person.~~

~~(b)~~
~~The Specified Parties shall have no duty to refrain from (i) engaging directly or indirectly in the same or similar business activities or lines of business as the Corporation or any of its subsidiaries or (ii) otherwise competing with the Corporation or any of its subsidiaries.~~

~~(c)~~
~~In addition to and notwithstanding the foregoing provisions of this Article THIRTEENTH, a corporate opportunity shall not be deemed to belong to the Corporation if it is a business opportunity that the Corporation is not financially able or contractually permitted or legally able to undertake, or that is, from its nature, not in the line of the Corporation’s business or is of no practical advantage to it or that is one in which the Corporation has no interest or reasonable expectancy.~~

~~(d)~~
~~No alteration, amendment or repeal of this Article THIRTEENTH (including the adoption of any provision of this Amended and Restated Certificate of Incorporation inconsistent with this Article THIRTEENTH) shall eliminate or reduce the effect of this Article THIRTEENTH in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article THIRTEENTH, would accrue or arise, prior to such alteration, amendment or repeal. This Article THIRTEENTH shall not limit any protections or defenses available to, or indemnification or advancement rights of, any director or officer of the Corporation under this Amended and Restated Certificate of Incorporation, the By-Laws or applicable law.~~

~~(e)~~
~~Any person or entity purchasing or otherwise acquiring any interest in the shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article THIRTEENTH.~~

~~FOURTEENTH~~TWELFTH: The Court of Chancery of the State of Delaware shall, to the fullest extent permitted by applicable law, be the sole and exclusive forum for (a) any actual or purported derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any director or officer of the Corporation to the Corporation or the Corporation’s stockholders or creditors, (c) any action asserting a claim against the Corporation or any director or officer of the Corporation arising pursuant to any provision of the DGCL, this Second Amended and Restated Certificate of Incorporation or the By-Laws, or (d) any action asserting a claim against the Corporation or any director or officer of the Corporation governed by the internal affairs doctrine; provided, however, that, if and only if the Court of Chancery of the State of Delaware dismisses any such action for lack of subject matter jurisdiction, such action may be brought in another state court sitting in the State of Delaware. Any person or entity purchasing or otherwise acquiring any interest in the shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article ~~FOURTEENTH~~TWELFTH.

~~FIFTEENTH~~THIRTEENTH: If any provision or provisions of this Second Amended and Restated Certificate of Incorporation shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (i) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Second Amended and Restated Certificate of Incorporation (including, without limitation, each portion of any paragraph of this Second Amended and Restated Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (ii) to the fullest extent possible, the provisions of this Second Amended and Restated Certificate of Incorporation (including, without limitation, each such portion of any paragraph of this Second Amended and Restated Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service to or for the benefit of the Corporation to the fullest extent authorized or permitted by law.

(Next Page Is Signature Page)

IN WITNESS WHEREOF, the Corporation has caused this Second Amended and Restated Certificate of Incorporation to be executed on its behalf this ___ day of ____, 2018.

KINSALE CAPITAL GROUP, INC.

By: _________________________
Michael P. Kehoe
Chief Executive Officer~~,~~ and President
 ~~and Director~~

[Signature page to Second Amended and Restated Certificate of Incorporation]

PROXY CARD

KINSALE CAPITAL GROUP

IMPORTANT ANNUAL MEETING INFORMATION 000004

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C123456789

000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext

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A The Board recommends a vote FOR Proposal 1.

The Board recommends a vote FOR all nominees.

	For	Withhold		For	Withhold		For	Withhold
01 - Michael P. Kehoe	☐	☐	02 - Steven J. Bensinger	☐	☐	03 - Anne C. Kronenberg	☐	☐
04 - Robert Lippincott III	☐	☐	05 - James J. Ritchie	☐	☐	06 - Frederick L. Russell, Jr.	☐	☐
07 - Gregory M. Share	☐	☐						

	For	Withhold		For	Withhold
01 - Robert Lippincott III	☐	☐	02 - Frederick L. Russell, Jr.	☐	☐

The Board recommends a vote FOR Proposals 4 and 6 and for ONE Year for Proposal 5.

	For	Against	Abstain
4. Advisory vote to approve executive compensation	☐	☐	☐
6. Ratification of the appointment of KPMG LLP as Independent Auditors for fiscal year 2018	☐	☐	☐

	1 Year	2 Years	3 Years	Abstain
5. Advisory vote on the frequency of future advisory votes to approve executive compensation	☐	☐	☐	☐

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2018 Annual Meeting Admission Ticket

2018 Annual Meeting of
Kinsale Capital Group, Inc. Stockholders

Thursday, May 24, 2018, 10:30 a.m. Eastern Time
The Commonwealth Club
401 W. Franklin Street, Richmond, VA, 23220

Upon arrival, please present this admission ticket and photo identification at the registration desk.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Kinsale Capital Group, Inc.

Proxy Solicited by Board of Directors for Annual Meeting — May 24, 2018

Michael P. Kehoe and Bryan P. Petrucelli, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Kinsale Capital Group, Inc. to be held on May 24, 2018 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR Proposals 1, 4 and 6, FOR all nominees in Proposal 2 or 3, and 1 Year frequency in Proposal 5.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)

B Non-Voting Items

Change of Address — Please print your new address below.

Comments — Please print your comments below.

Meeting Attendance
Mark the box to the right if you plan to attend the Annual Meeting. ☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.